UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
SCHEDULE 14A
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Powering the Global Real Estate Economy
Information is at the core of every smart decision, driving business strategy, solutions, growth and ultimately success. CoreLogic is the company financial services organizations, real estate professionals and insurance carriers turn to for unique perspectives that identify, interpret and direct action that helps solve their toughest business challenges.
At CoreLogic, our mission is to empower our clients to make smarter decisions through data-driven insights. As the leading global property information, analytics and data-enabled solutions provider, our vision is to deliver unique property-level insights that power the global real estate economy. We work together as one company, putting clients first, focused on finding better ways to meet their needs, demonstrating ownership through initiative, accountability, respect, trust, transparency and collaboration.
Working together, our goal is to deliver value to those we serve. Our industry experts address challenges with insight, acting quickly to present innovative, cost-effective solutions to business problems. And as a single, trusted source, we are committed to making the experience of doing business with us as easy as possible.

March 18, 2015

Dear Fellow Stockholders,
You are cordially invited to attend our annual meeting of stockholders at 2:00 p.m., Pacific time, on Tuesday, April 28, 2015, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618. We have included a map and directions to our executive offices on the inside back cover of this proxy statement for your convenience.
Details regarding admission to the meeting and the business to be conducted are described in the accompanying notice of annual meeting and proxy statement. We have also made available a copy of our 2014 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.
As in prior years, we have elected to provide access to our proxy materials over the Internet by mailing our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and supports conservation of natural resources. If you would like more information, please see the Questions and Answers section of this proxy statement.
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to vote via the Internet, by telephone or by mail as soon as possible to ensure that your vote is counted. We look forward to seeing you at the meeting.
Thank you very much for your continued interest in CoreLogic.

Paul F. Folino	Anand Nallathambi

Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 28, 2015

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., Pacific time, on Tuesday, April 28, 2015, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618, for the following purposes:

1.	To elect the nine persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
Only stockholders of record at the close of business on March 2, 2015 are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted:
Registered stockholders may authorize their proxies:

1.	By Internet: go to www.cesvote.com.

2.	By toll-free telephone: call 888-693-8683.

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.
Beneficial Stockholders: If your shares are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to instruct how your shares are to be voted at the annual meeting.

Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers about Voting at the end of the proxy statement and the instructions on the proxy card or Notice of Internet Availability you receive.
Stergios Theologides
Senior Vice President, General Counsel
and Secretary

Irvine, California
March 18, 2015

PROXY STATEMENT
Solicitation of Proxies by the Board of Directors

The board of directors (the “Board” or the “Board of Directors”) of CoreLogic, Inc., a Delaware corporation (“CoreLogic,” the “Company,” “we,” or “us”), is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders. This proxy statement and form of proxy are first being sent or made available to our stockholders on or about March 18, 2015.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted.
Registered stockholders may authorize their proxies:

1.	By Internet: go to www.cesvote.com.

2.	By toll-free telephone: call 888-693-8683.

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.
Beneficial stockholders: If your shares are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to instruct how your shares are to be voted at the annual meeting.
Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers about Voting and the instructions on the proxy card or Notice of Internet Availability you receive.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2015

Our Notice of Annual Meeting of Stockholders, 2015 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at www.viewproxy.com/corelogic/2015. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider prior to casting your vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

TIME	LOCATION
2:00 pm (Pacific time) on	Executive Offices of CoreLogic, Inc.
April 28, 2015	40 Pacifica
Doors open at 1:45 p.m. Pacific time	Irvine, CA 92618

Internet	Phone	Mail	In Person
Follow the instructions provided in the Notice of Internet Availability of Proxy Materials (the "Notice") or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instructions to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the Annual Meeting.

Annual Meeting Agenda and Voting Recommendations

Proposal		Board Recommendation	Page
1.	Election of the nine persons named in this proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified;	FOR	6
2.	Approval, on an advisory basis, of the compensation of our named executive officers;	FOR	11
3.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and	FOR	14
4.	Transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.	FOR

Board Nominees
The following table provides summary information about each director nominee. The Nominating and Corporate Governance Committee makes an annual recommendation as to whether the directors have the relevant skills and experience to oversee us and to stand for re-election. All of the directors possess strength of character, inquiring and independent minds, mature judgment and a deep commitment to our success.

Director				Committees
Name	Age	Director Since	Principal Occupation	AC	ASPC	CC	NCGC

J. David Chatham	64	1989
President and chief executive officer of Chatham Holdings Corporation and the Chatham family of real estate businesses, which specialize in real estate development, building, brokerage, asset management, mortgage lending and other associated industries
				X		C	X

Douglas C. Curling	60	2012	Principal and managing director of New Kent Capital LLC, a family-run investment business, and a principal at New Kent Consulting LLC, a consulting business that he founded		X		X

John C. Dorman	64	2012	Former chairman of Online Resources Corporation, a developer and supplier of electronic payment services	X	C

Paul F. Folino	70	2011	Former executive chairman of the board of directors of Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers	X	X	X	X

Anand Nallathambi	53	2010	President and Chief Executive Officer of CoreLogic, Inc.		X

Thomas C. O'Brien	61	2008	Former chief executive officer and president of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance			X	C

Jaynie Miller Studenmund	60	2012	Former chief operating officer of Overture Services, Inc., the creator of paid search advertising			X

David F. Walker	61	2010	Former director of the Program of Accountancy at the University of South Florida and former partner with Arthur Andersen LLP	C	X

Mary Lee Widener	76	2006	Former president and chief executive officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency	X
_____________________
Paul F. Folino serves as the Chairman of the Board.
C    Chair
AC    Audit Committee
ASPC    Acquisition and Strategic Planning Committee
CC    Compensation Committee
NCGC    Nominating and Corporate Governance Committee

Corporate Governance Highlights

Practice	Description
Board Composition and Accountability
Independence
A majority of our directors must be independent. Currently, all of our directors, other than our CEO, are independent, and our Audit, Compensation and Nominating and Corporate Governance Committees consist exclusively of independent directors.

Diversity of Relevant Experiences
Our Board is composed of directors with a wide range of views, ethnicities, ages, genders and backgrounds, which reflect the diversity and complexity of the businesses and markets in which we operate. 66% of our directors have been CEOs of publicly traded firms, and 89% have held c-suite positions. 78% of our directors have deep industry experience in data analytics, financial services, or real estate, averaging 19 years of industry experience.

Independent Chairman
The offices of Chief Executive Officer and Chairman are separate, and our Chairman is an independent director. This allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board.

Director Overboarding Policy
Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our audit committee) without prior Board approval.

Annual Board and Committee Evaluations	To increase their effectiveness, the Board and each of its committees perform an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee.

Director Stock Ownership Guidelines and Equity Grants	All directors receive annual equity grants and must meet equity ownership requirements during their service with us.

Stockholder Rights

Annual Election of Directors	All directors are elected annually, which reinforces our Board's accountability to stockholders.

Majority Voting Standard for Directors
Our Bylaws mandate that directors be elected under a "majority of votes cast" standard in uncontested elections. A director is elected if the number of votes "FOR" the director nominee exceeds the number of votes "AGAINST" the director nominee. Under our Corporate Governance Guidelines, each incumbent nominee for director is required to submit an irrevocable letter of resignation to the Company, which becomes effective if the director does not receive a majority of votes cast for his or her election and the Board determines to accept the resignation. The Nominating and Corporate Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation, and the Board must act on the recommendation within 90 days and publicly disclose its decision.

Single Voting Class	We have only one class of voting securities.

10% Threshold for Special Meetings	Stockholders holding 10% of more of our outstanding stock have the right to call a special meeting.

No Poison Pill	The Company does not have a stockholders rights plan, commonly known as a "poison pill," in place.

Auditors
As a matter of good corporate governance, the Audit Committee is asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2014 and 2013.

Aggregate fees billed in year	2014	2013
Audit Fees	$2,867,599	$2,713,320
Audit-Related Fees(1)	75,470	421,077
Tax Fees(2)	42,107	68,197
All Other Fees(3)	6,200	10,400
Total Fees	$2,991,376	$3,212,994
______

(1)	These fees were incurred primarily for services provided for SSAE 16 Report, Regulation AB audits, and financial due diligence procedures on the acquisition of certain businesses.

(2)	These fees were incurred for tax advice, compliance and planning, including tax basis studies and tax advice and planning in connection with the acquisition and disposition of certain businesses.

(3)	These fees were incurred primarily for services related to software licensing, discontinued operations and regulatory capital requirement advice.

PROPOSAL 1. Election of Directors

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “FOR” THE ELECTION OF THESE NOMINEES.

Our Amended and Restated Bylaws (the "Bylaws") require that directors be elected annually, and our Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. Pursuant to resolutions adopted by the Board, our Board consists of nine directors.
The Board has nominated the nine individuals set forth under "—Nominees" below for election at the Annual Meeting, to serve until the 2016 annual meeting of stockholders and until the directors' respective successors are elected and qualified.
Voting Standard
Under our Bylaws, in an uncontested election, each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast with respect to such director nominee's election (that is, if the number of votes "FOR" the director nominee exceeds the number of votes "AGAINST" the director nominee). In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Under our Corporate Governance Guidelines, each nominee for director who was in office prior to the election (each, an “incumbent director”) is required to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if the director does not receive a majority of votes cast and the Board determines to accept the resignation. The Nominating and Corporate Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K.
All of the director nominees listed below have consented to being named in this proxy statement and to serve as directors if elected. If any nominee should become unable or unwilling for good cause to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.
Nominees
Set forth below is information concerning each person nominated and recommended to be elected by our Board. All of the nominees currently serve as our directors and were previously elected to the present term of office by our stockholders.
See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of our executive officers.
In addition, there were and are no arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

Biographical Descriptions

Name	Biography	Age
J. David Chatham
Mr. Chatham has served as a member of our Board since 1989. Since 1991, Mr. Chatham has served as president and chief executive officer of Chatham Holdings Corporation and the Chatham family of real estate businesses, which specialize in real estate development, building, brokerage, asset management, mortgage lending and other associated industries. From 2003 until its acquisition by us in late 2009, Mr. Chatham served on the board of directors of First Advantage Corporation ("FADV"), a former NASDAQ-listed company and former subsidiary of ours that provides screening analytics and identity solutions.
Through his experience in the real estate arena, Mr. Chatham enhances our understanding of the mortgage business as well as the residential and commercial real estate markets.
64

Douglas C. Curling
Mr. Curling has served as a member of our Board since July 2012. Since March 2010, Mr. Curling has been a principal and managing director of New Kent Capital LLC, a family-run investment business, and a principal at New Kent Consulting LLC, a consulting business that he founded. From 1997 until September 2008, Mr. Curling held various executive positions at ChoicePoint Inc., a provider of identification and credential verification services that was sold to Reed Elsevier, including serving as president from April 2002 to September 2008, as chief operating officer from 1999 to September 2008 and as executive vice president, chief financial officer and treasurer from 1997 to May 1999. Mr. Curling also served as a director of ChoicePoint Inc. from May 2000 to September 2008. Prior to joining ChoicePoint Inc., Mr. Curling served in various financial roles at Equifax, Inc., a credit bureau, from 1989 to 1997.
In addition to his experience operating a data business, Mr. Curling provides insight on data monetization and growth strategies to our Board in particular with respect to our businesses in the insurance industry.
60

John C. Dorman
Mr. Dorman has served as a member of our Board since July 2012. Mr. Dorman served on the board of directors of Online Resources Corporation, a developer and supplier of electronic payment services, from May 2009 until it was sold to ACI Worldwide, Inc. in March 2013, and as its chairman of the board from June 2010 until the sale. Mr. Dorman previously served as co-chairman of Online Resources Corporation from January 2010 to June 2010, and as interim chief executive officer from April 2010 to June 2010. From October 1998 to August 2003, he served as chief executive officer of Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, and served on the board of directors of Digital Insight until the company was acquired in 2007 by Intuit, Inc. Mr. Dorman served as senior vice president of the Global Financial Services Division of Oracle Corporation from August 1997 to October 1998; and chairman and chief executive officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, from 1983 to 1997. Mr. Dorman also serves on the board of directors of DeepDyve, Inc., a privately-held corporation.
Mr. Dorman's prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion, and his board experience, enables him to provide insights into CoreLogic's operational, technology and growth strategies.
64

Paul F. Folino
Mr. Folino has served as a member of our Board since July 2011 and was selected to serve as Chairman of our Board at our 2014 annual meeting of stockholders. Mr. Folino was executive chairman of the board of directors of Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers, from 2006 until his retirement in 2011, and remains an Emulex board member. Previously, he had served as a director of Emulex since 1993, as chairman from 2002 to 2006, and as chief executive officer from 1993 to 2002. Mr. Folino also serves on the boards of Microsemi Corporation, a provider of semiconductor solutions, Commercial Bank of California, a full-service, highly regulated, FDIC-insured, community bank, and Lantronix, Inc., a provider of device networking and remote access products for remote IT management, as well as numerous charitable organizations. Mr. Folino brings significant expertise regarding information technology and intellectual property.
With his extensive experience as a director of publicly-traded companies and strong executive background, Mr. Folino provides valued input on a variety of leadership, strategy, corporate governance and organizational matters.
70

Anand Nallathambi
Mr. Nallathambi is our President and Chief Executive Officer and has served as a member of our Board since June 2010. From November 2009 until the spin-off of our financial services business in June 2010 (the “Separation”), Mr. Nallathambi served as president and chief operating officer of the information solutions group of our predecessor, The First American Corporation (“FAC”). From March 2007 to November 2009, Mr. Nallathambi served as chief executive officer of FADV and from 2005 to March 2007 served as its president. From 2007 to 2009, Mr. Nallathambi was also a member of the board of directors of FADV. Prior to joining FADV, from 1996 to 1998, Mr. Nallathambi served as president of FAC's credit information group and as president of First American Appraisal Services, a real-estate appraisal company. Mr. Nallathambi has worked with us in various capacities for nearly 24 years and brings unique insight into our management practices and has a deep understanding of our history and culture.
Respected for his vision in the consumer data industry and his leadership as former chairman of the Consumer Data Industry Association, Mr. Nallathambi's strategic perspectives on combining property and consumer information have helped drive our innovative product development initiatives. Additionally, Mr. Nallathambi’s position as our President and Chief Executive Officer gives him in-depth knowledge of our operations, strategy, financial condition and competitive position, as well as extensive experience with our technology, design and product execution.
53

Thomas C. O'Brien
Mr. O'Brien has served as a member of our Board since April 2008. Mr. O'Brien served as the chief executive officer and president of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance from 2000 through April 2014. Mr. O'Brien also served as a director of KAR Auction Services, Inc., a provider of vehicle auction services in North America, from 2007 through June 2014.
As a result of his experience as a chief executive officer, Mr. O'Brien provides valued insight into corporate governance and our management practices, in particular with respect to the relationship between performance and compensation.
61

Jaynie Miller Studenmund
Ms. Studenmund has served as a member of our Board since July 2012. From January 2001 to January 2004, Ms. Studenmund was chief operating officer of Overture Services, Inc., the creator of paid search advertising, acquired by Yahoo, Inc. in 2004. From 1999 to 2001, Ms. Studenmund was president and chief operating officer of PayMyBills.com, a leading online bill management company. Prior to this, Ms. Studenmund held senior positions in the financial services industry, serving as executive vice president and head of retail banking at Great Western Bank and then Home Savings Bank (both are now part of JPMorgan Chase) from 1995 to 1997, and as executive vice president and head of retail banking and chief marketing officer at First Interstate Bank (now part of Wells Fargo) from 1984 to 1995. Ms. Studenmund has served as a director of Pinnacle Entertainment, Inc., an owner, operator and developer of casinos and related hospitality and entertainment facilities, since March 2012; as a director for several public funds as well as other funds for Western Asset, a major fixed income fund, since 2004; and as a director of several private companies, including Forest Lawn Memorial Parks, an industry-leading memorial parks provider, since 2002. She is also a director of Huntington Memorial Hospital, a regional teaching hospital in Pasadena, California. Previously, Ms. Studenmund served as a director of Orbitz Worldwide, Inc., an online travel company, from 2007 to February 2014. Ms. Studenmund has more than 35 years of executive management and operational experience across a diverse group of businesses in financial services and the online media and communications sector. She is also a seasoned director, having guided the growth and development of several technology and internet companies, including aQuantive, a digital marketing and ad serving company, and MarketTools, a market research and analytics company in addition to the companies listed above.
With her background, Ms. Studenmund brings to our Board broad operational expertise, strong insights into growth strategies including through technology, software and the internet, and a focus on developing talent within our organization.
60

David F. Walker
Mr. Walker has served as a member of our Board since May 2010. Mr. Walker served as the director of the Program of Accountancy at the University of South Florida in St. Petersburg from 2002 through June 2009. From 1986 to 2002, Mr. Walker was a partner with Arthur Andersen LLP, an accounting firm, having led the firm's assurance and business advisory practice for the Florida Caribbean Region from 1999 through 2002. Mr. Walker also serves on the boards of CommVault Systems, Inc., a data and information management software company, and Chico's FAS, Inc., a women's specialty retailer. Mr. Walker previously served as a director of Technology Research Corporation, Inc. and FADV.
Mr. Walker's extensive experience in public accounting and on corporate boards, including as a past and present chair of other audit committees, contributes to the Board's oversight of the Company's financial reporting, controls and risk management.
61

Mary Lee Widener
Ms. Widener has served as a member of our Board since 2006. Ms. Widener is a community investment consultant. From 1974 until her retirement in 2009, Ms. Widener was president and chief executive officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency. Ms. Widener also previously served on the board of The PMI Group, Inc. from 1995 to October 2013 and served as chairman of the Federal Home Loan Bank of San Francisco from 1994 to 2004. Ms. Widener has been involved in her community throughout her career and was instrumental in the development of a degree program in support of the community development field at the University of San Francisco College of Professional Studies.
Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Board a valuable perspective on housing policy and a strong understanding of the opportunities we have to improve homeownership in underserved communities and the challenges residents face in purchasing homes in those communities.
76

PROPOSAL 2. Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

FOR
●	Our compensation program is well balanced with a range of success indicators as metrics
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “FOR” THIS PROPOSAL.

●	We emphasize at-risk, performance-based pay and align pay with performance
●
2014 bonus payouts were slightly below target for three of our four NEOs as a result of slightly missing our revenue goal, not achieving threshold levels of EBITDA, despite exceeding our cash flow target

●	Our long-term incentives include 50% performance-based stock and 20% stock options
We are providing our stockholders with the opportunity to cast a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers, or NEOs, as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
As described more fully in the "Compensation Discussion and Analysis," the Board of Directors believes that our long-term success depends in large measure on the talents of our employees. Our executive compensation program is designed to enhance stockholder value by ensuring that a large part of compensation is performance-based variable and equity-based compensation aligned to our performance. Our executive compensation program is designed to reflect the Compensation Committee's compensation philosophy of:

•	paying for performance;

•	attracting, motivating and retaining highly-qualified executive officers critical to our long-term success;

•	aligning the interests of our executive officers with the interests of our stockholders;

•
rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that we believe will position us for enhanced results in future periods;

•	encouraging strategic long-term development and investment in the business;

•	integrating effective risk management with compensation; and

•	pay practices supported by strong corporate governance and independent board oversight.

KEY FEATURES OF OUR NEO COMPENSATION SYSTEM
What We Do		What We Don't Do
✓	Target total compensation at or above market median levels of a representative and relevant peer group	X	Incentivize participants to take excessive risks
✓	Pay variable annual incentive award in cash based on performance against defined revenue, EBITDA, and cash flow goals and individual performance goals	X	Award discretionary bonuses to our executives
✓	Subject 50% of long-term compensation to achievement of pre-established EPS goals plus total stockholder returns (TSR) relative to a representative and relevant peer group	X	Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers
✓	Apply strong stock ownership guidelines	X	Provide excessive perquisites
✓	Maintain a clawback policy to recapture unearned incentive payments	X	Pay “single-trigger” change-of-control cash payments or have “single-trigger” equity acceleration
✓	Use an independent compensation consultant	X	Provide tax gross-ups upon termination with a change in control or for other awards
✓	Employ a double trigger for accelerated vesting upon termination of employment following a change in control	X	Allow for repricing of stock options without stockholder approval
Our 2014 compensation outcomes demonstrate our commitment to aligning pay and performance across the compensation spectrum, as outlined in the chart below.

Pay Element	Overview	2014 Outcomes
Base Salary	● Limited increases since 2011, generally provided when role changes	● Pay increase for Frank Martell related to his promotion to Chief Operating and Financial Officer
Incentive Compensation Plan (ICP)	● Equally weighted revenue, adjusted EBITDA, and free cash flow targets ● No bonus paid below threshold; maximum award capped at 200% of target
● Achieved nearly target levels of revenue despite strong market headwinds, slightly below threshold on adjusted EBITDA, and exceeded free-cash-flow goals
● Our resulting CEO bonus funding was 98.5% of target

Long-Term Incentive (LTI) Plan
● Pays for sustained performance
● Most heavily weighted element of executive compensation program
● 50% performance-based restricted stock units (PBRSUs) with adjusted EPS and relative TSR measures
● Options value fluctuates up or down based on stock price performance, aligning with stockholder value creation
● Time-vested RSUs create retention value

● Neither adjusted EPS nor relative TSR thresholds were achieved in 2014 resulting in no credits or banking of the 2014 portion of 2013 and 2014 PBRSU awards
● Our 2014 long-term incentive grants will be earned over the next three years with 70% of the total award requiring direct performance hurdles or stock price appreciation to realize value, so management is well aligned with stockholders over the long term

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, the Board of Directors will request your advisory vote to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED.”
This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding upon us or the Board of Directors, and will not be construed as overruling a decision by us or the Board of Directors or creating or implying any additional fiduciary duty for us or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future executive compensation arrangements.
Our current policy is to provide stockholders with an annual opportunity to approve the compensation of the NEOs. It is expected that we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.
Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.

PROPOSAL 3. Ratification of the Selection of the Independent Auditor

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PwC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “FOR” THIS PROPOSAL.

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. PwC has audited the historical consolidated financial statements of our Company or its predecessor, The First American Corporation, for all annual periods since 1954. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.
Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our Bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.
To ratify the selection of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is required.
Report of the Audit Committee
The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.
The Audit Committee consists of five non-management directors: Messrs. Walker, Chatham, Dorman and Folino and Ms. Widener. All of the members meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found under "Investors—Corporate Governance—Highlights" on the Company's website at www.corelogic.com.
The Audit Committee reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management, although the Audit Committee members are not auditors or certifiers of the Company’s financial statements.
The Audit Committee has discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable accounting standards. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and be filed with the U.S. Securities and Exchange Commission.
Audit Committee
David F. Walker (Chairman)
J. David Chatham
John C. Dorman
Paul F. Folino
Mary Lee Widener

Principal Accounting Fees and Services
The aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC, our principal independent registered public accounting firm, in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2014	2013
Audit Fees	$2,867,599	$2,713,320
Audit-Related Fees(1)	75,470	421,077
Tax Fees(2)	42,107	68,197
All Other Fees(3)	6,200	10,400
Total Fees	$2,991,376	$3,212,994
___________________

(1)	These fees were incurred primarily for services provided for Regulation AB audits during 2014 and 2013 and financial due diligence procedures on the acquisition of certain businesses during 2013.

(2)	These fees were incurred for tax advice, compliance and planning, including tax basis studies and tax advice and planning in connection with the acquisition and disposition of certain businesses.

(3)	These fees were incurred primarily for services related to software licensing and XBRL tagging of financial reports.

Policy on Audit Committee Pre-Approval of Audit and Nonaudit Services of Independent Auditor
The Audit Committee's policy is to pre-approve all engagements of our independent registered public accounting firm for audit and nonaudit services. The Audit Committee's pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of nonaudit services. This policy works in conjunction with our independent registered public accounting firm's annual audit services fee schedule, which is also approved by the Audit Committee. Any services not pre-approved or not covered by the policy or the audit services fee schedule are submitted to the Audit Committee's chairman, as the Audit Committee's designee, for review and approval and are subsequently ratified by the Audit Committee as appropriate.
All services provided by PwC during the fiscal years ended December 31, 2014 and December 31, 2013 were pre-approved by the Audit Committee or its designee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the ownership of our common stock as of March 2, 2015 by the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. (1)	11,783,911	13.1%
BlackRock, Inc. (2)	5,347,854	6.0%
The Vanguard Group (3)	5,069,497	5.6%
`
 _____________

(1)
According to a Schedule 13G/A filed February 10, 2015, as of December 31, 2014, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. The Schedule 13G/A reports that, for purposes of the reporting requirements of the Exchange Act, Price Associates has sole voting power with respect to 3,055,460 shares and sole dispositive power with respect to 11,783,911 shares and T. Rowe Price Mid-Cap Growth Fund, Inc. has sole voting power with respect to 6,000,000 shares. The address of the principal business office of the reporting entity is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
According to a Schedule 13G/A filed January 30, 2015, as of December 31, 2014, BlackRock, Inc. is a parent holding company with sole voting power with respect to 5,044,119 shares and sole dispositive power with respect to 5,347,854 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 40 East 52nd Street, New York, New York 10022.

(3)
According to a Schedule 13G/A filed February 11, 2015, as of December 31, 2014, these securities are owned by The Vanguard Group and two wholly-owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), as investment managers of collective trust accounts and investment offerings, respectively. The Schedule 13G/A reports that VFTC is the beneficial owner of 52,878 shares and VIA is the beneficial owner of 8,300 shares. The Vanguard Group is a registered investment advisor and has sole voting power with respect to 61,178 shares, sole dispositive power with respect to 5,016,619 shares and shared dispositive power with respect to 52,878 shares. The address of the principal business office of the reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355.

Security Ownership of Management
The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the shares so owned as of March 2, 2015 by:

•	each director;

•	each executive officer named in the "Summary Compensation Table" (each, a “NEO”); and

•	all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual's spouse and subject to community property laws) over the shares listed. Shares vesting or subject to rights exercisable within 60 days after March 2, 2015 are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Stockholders	Number of shares of Common Stock	Percent if greater than 1%
Directors
J. David Chatham	39,727	—
Douglas C. Curling	33,371	—
John C. Dorman	23,371	—
Paul F. Folino	10,510	—
Anand Nallathambi	1,229,447	1.4%
Thomas C. O'Brien	14,516	—
Jaynie Miller Studenmund	21,269	—
David F. Walker	30,953	—
Mary Lee Widener	11,169	—
NEOs who are not directors
Frank D. Martell	338,344	—
Barry M. Sando	393,318	—
Stergios Theologides	120,739	—

All directors and current executive officers as a group (12 persons)	2,266,734	2.5%

The shares set forth in the table above include shares that the following directors and current executive officers, as well as directors and current executive officers as a group, have the right to acquire within 60 days of March 2, 2015 in the amounts set forth below:

Stockholders	Number of shares of Common Stock	Percent if greater than 1%
J. David Chatham	13,147	—
Douglas C. Curling	4,395	—
John C. Dorman	4,395	—
Paul F. Folino	4,395	—
Anand Nallathambi	860,413	1.0%
Thomas C. O'Brien	4,395	—
Jaynie Miller Studenmund	4,395	—
David F. Walker	4,395	—
Mary Lee Widener	4,395	—
Frank D. Martell	212,372	—
Barry M. Sando	263,397	—
Stergios Theologides	96,519	—
Directors and current executive officers as a group (12 persons)	1,476,613	1.6%

Securities Authorized for Issuance under Equity Compensation Plans
We currently maintain two equity compensation plans: the CoreLogic, Inc. Amended and Restated 2011 Performance Incentive Plan ("2011 Plan") and the 2012 Employee Stock Purchase Plan ("2012 ESPP"). The 2006 Incentive Compensation Plan (the “2006 Plan”) was terminated and replaced by the 2011 Plan. We currently have outstanding options under the FAC 1996 Option Plan (“1996 Option Plan”), the FAC 1997 Directors' Stock Plan (“1997 Directors' Stock Plan”), the 2006 Plan and the 2011 Plan. Each of the 2011 Plan, the 2012 ESPP, the 2006 Plan, the 1996 Option Plan and the 1997 Directors' Stock Plan was approved by our stockholders.
The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2014.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights) (1) (a)		Weighted-average exercise price of outstanding options, warrants and rights (1)(4) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (1) (c)
Equity compensation plans approved by stockholders	4,439,871	(2)(3)	$21.48	(3)	13,165,300	(4)
Equity compensation plans not approved by stockholders	443,084	(5)	$22.38		N/A
Total	4,882,955		$21.67		13,165,300
____________

(1)
On June 1, 2010 in connection with the spin-off of the businesses now known as First American Financial Corporation, all outstanding stock options and unvested RSUs granted to our employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)
Of these shares, 1,043,676 were subject to options then outstanding under the 2011 Plan, 2,548,050 (which currently count as 8,360,795 under the 2011 Plan (3.3 shares for each share issued in respect of awards granted prior to July 29, 2014 and 2 shares for each share issued in respect of awards granted thereafter)) were subject to stock unit awards then outstanding under the 2011 Plan, 594,836 were subject to options then outstanding under the 2006 Plan, 148,279 were subject to stock unit awards then outstanding under the 2006 Plan, 87,526 were subject to options then outstanding under the 1996 Option Plan, and 17,504 were subject to options then outstanding under the 1997 Directors' Stock Plan. Of the 2,696,329 shares subject to stock unit awards under the plans as described above, 1,316,068 shares are subject to performance-based awards assuming that the maximum level of performance with respect to such awards is achieved. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above. This amount does not include those shares that were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan, which were assumed by us in connection with our acquisition of FADV in November 2009.  As of December 31, 2014, these assumed options covered 375,164 shares of our common stock and had a weighted-average exercise price per share of $26.13.  Our authority to grant new awards under (i) the 2006 Plan terminated on May 19, 2011; (ii) the 1996 Option Plan terminated on May 18, 2006; and (iii) the 1997 Directors' Stock Plan terminated on May 18, 2006.

(3)
This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.

(4)
Represents 11,485,885 shares available for future issuance under the 2011 Plan, and 1,679,415 shares available for future issuance under the 2012 ESPP. Shares available under the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.

(5)
Consists of an inducement award of stock options issued outside of our existing plans. These stock options were granted to Frank McMahon, the former chief executive officer of the information solutions group, pursuant to the terms of his employment agreement and are fully vested. The stock options have a remaining maximum contractual term of less than two years.

CORPORATE GOVERNANCE AND BOARD MATTERS

Committees of the Board of Directors
There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition and Strategic Planning Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees or subcommittees to act on behalf of the Board.
During 2014, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent, as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our Corporate Governance Guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees. Please see the section entitled "Independence of Directors" below for more information.
Audit Committee
We have a standing Audit Committee of the Board of Directors. The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham, Dorman, Folino and Ms. Widener.
Our Board has determined that each of Messrs. Walker and Dorman is an “audit committee financial expert” within the meaning of the SEC's rules and regulations and that each member of our Audit Committee is "independent” under applicable SEC rules and the listing standards of the NYSE and is “financially literate” under the listing standards of the NYSE.
The functions performed by this committee include, but are not limited to:

•	overseeing the integrity of our financial reporting processes in consultation with the independent auditor, management and our internal audit function;

•	reviewing internal auditing procedures and results;

•	selecting our independent registered public accounting firm;

•
engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control our major risk exposures;

•	reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing our compliance with legal and regulatory matters;

•	discussing with management, internal audit and external advisors the state of internal controls and our practices with respect to financial disclosure;

•	directing and supervising investigations into matters within the scope of its duties; and

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.
During 2014, our Audit Committee met seven times. The committee's charter is posted on the Investors section of our web site under Corporate Governance—Highlights at www.corelogic.com.
The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees or third parties of concerns regarding questionable accounting or auditing matters or other ethics and compliance-related matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or concerns or complaints may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Compensation Committee
The current members of the Compensation Committee are Messrs. Chatham (Chairman), Folino, O'Brien and Ms. Studenmund.

In making its independence determination for each member of the Compensation Committee as described above, our Board considered whether the director has a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. In addition, our Board has determined that each of Messrs. Chatham, Folino, O’Brien and Ms. Studenmund is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the "Code").
The functions of this committee include, but are not limited to:

•	establishing and reviewing our compensation philosophy;

•
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, including annual performance objectives, and evaluating our chief executive officer in light of those objectives;

•
establishing our compensation policies and procedures with respect to our executive officers, including bonus awards, monitoring our incentive and equity compensation plans and making recommendations to the Board regarding director compensation;

•	monitoring compliance with the rules and guidelines of our Company's equity-based plans;

•	reviewing and monitoring our employee retirement and benefit plans; and

•	reviewing the Compensation Discussion and Analysis contained in our proxy statements and preparing the Compensation Committee Report for inclusion in our proxy statement.
During 2014, the Compensation Committee met eight times. The committee's charter is posted on the Investors section of our website under Corporate Governance—Highlights at www.corelogic.com.
The Compensation Committee has the authority to delegate responsibilities to a subcommittee of one or more members of the Compensation Committee, who must regularly report on their activities to the Compensation Committee as a whole. In March 2015, the Board created a talent development subcommittee of the Compensation Committee to aid the Compensation Committee in fulfilling its responsibility for oversight of development and succession planning for key executives. Ms. Studenmund was appointed the sole committee member. The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our executive officers and directors. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Operating and Financial Officer, Senior Vice President, Human Resources and General Counsel when making decisions regarding compensation matters. During 2014, Steven Hall attended eight Compensation Committee meetings.
During 2014, Steven Hall provided:

•	advice on the selection of a peer group of companies for executive compensation comparison purposes;

•	guidance on industry best practices and emerging trends and developments in executive officer compensation;

•	a review of director compensation;

•	analysis of survey data; and

•
advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) long-term incentive awards.

Steven Hall performed no additional services for us and the Compensation Committee does not believe that the services performed by Steven Hall raised any conflict of interest. The Compensation Committee regularly evaluates the services provided by Steven Hall.
In addition, the Company has engaged Mercer LLC ("Mercer") to provide certain compensation-related services. In 2014, Mercer assisted us with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data, made recommendations on the structuring of compensation programs and advised on our public disclosures regarding executive compensation. In connection with its engagement, Mercer attended no meetings of the Compensation Committee in 2014. Mercer performed no additional services for us.
Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee's processes and procedures for consideration and determination of executive compensation, and the role of executive officers and our and the Compensation Committee's compensation consultants in determining executive compensation is included in the "Compensation Discussion and Analysis" section below. Additional information concerning the Compensation Committee's processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled "2014 Director Compensation Table" below.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Messrs. O'Brien (Chairman), Chatham, Curling and Folino.
This committee is responsible for:

•	identifying individuals qualified to become directors of our Company;

•	recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly created directorships;

•	overseeing the evaluation of the Board; and

•	developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company.
The Nominating and Corporate Governance Committee held three meetings during 2014. The committee's charter is posted on the Investors section of our web site under Corporate Governance—Highlights at www.corelogic.com.
The Nominating and Corporate Governance Committee has adopted procedures by which certain of our stockholders may recommend director nominees to the Board. In particular, the Nominating and Corporate Governance Committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of our outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to our Secretary at our address indicated on the first page of this proxy statement. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.
While the Nominating and Corporate Governance Committee has no specific minimum qualifications in evaluating a director candidate, it takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee may adjust its evaluation process for the designated candidates to reflect our contractual obligations with respect to their nomination. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.
We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the committee makes recommendations, as the committee deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Acquisition and Strategic Planning Committee

The current members of the Acquisition and Strategic Planning Committee are Messrs. Dorman (Chairman), Curling, Folino, Nallathambi and Walker. The Acquisition and Strategic Planning Committee has the authority to (i) oversee and approve certain investment, merger, acquisition and divestiture transactions proposed by our management which are below a certain size and which do not involve our equity and (ii) provide counsel to management's development of longer-term business and product strategies. The Acquisition and Strategic Planning Committee held no meetings during 2014. In March 2015, the Board created an insurance strategy subcommittee focused on overseeing our strategic plans in the insurance vertical. Mr. Curling was appointed as the sole member of this subcommittee.
Independence of Directors
Pursuant to corporate governance rules of the NYSE, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our web site under Corporate Governance—Highlights at www.corelogic.com.
In accordance with the NYSE rules, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O'Brien and Walker, and Mses. Studenmund and Widener is “independent” as that term is defined in the corporate governance rules of the NYSE for listed companies. Mr. Nallathambi is considered an inside director because he is employed by us as a senior executive. Prior to D. Van Skilling's retirement from our Board in July 2014, the Board also affirmatively determined that he was “independent” as that term is defined in the corporate governance rules of the NYSE for listed companies.
In assessing the independence of Mr. Curling, the Board considered the following potential conflict of interest that Mr. Curling disclosed to us: Mr. Curling currently is a principal in New Kent Consulting LLC, a firm whose other professionals may from time to time perform consulting services for clients in areas that compete with our current or planned businesses.
The Board evaluated this potential conflict of interest and considered appropriate processes to mitigate it. Based on this evaluation and the Board's perception of the value that Mr. Curling's service would provide to us and our stockholders, the Board elected to waive certain provisions of our Code of Ethics and Conduct that could be implicated by Mr. Curling's relationships with New Kent Consulting LLC.
Board Leadership Structure; Meetings of Independent Directors
The offices of Chief Executive Officer and Chairman are separate. Mr. Skilling served as Chairman from May 2011 until he retired immediately prior to the annual meeting of stockholders on July 29, 2014. The Nominating and Corporate Governance Committee recommended, and the Board approved, the selection of Mr. Folino to serve as Chairman of the Board immediately upon Mr. Skilling's retirement. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer continues to be appropriate as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board. In 2014, the non-management directors met five times in executive session without management present. The Chairman chairs and coordinates the agenda for these executive sessions of the non-management directors.
Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no lead director shall be elected. Mr. Folino, an independent director, is the Chairman and, as a result, we do not currently have a lead director.
Risk Oversight
To maximize long-term stockholder value, the Board's responsibilities in overseeing our businesses include oversight of our key risks and management's processes and controls to regulate them appropriately. Our management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee Charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;

•	overseeing the independent registered public accounting firm;

•	receiving reports from management and the internal audit function regarding the adequacy and effectiveness of various internal controls;

•	reviewing periodically with counsel legal and regulatory matters that could have a significant impact on us and could indicate emerging areas of risk;

•	overseeing our compliance program with respect to legal and regulatory requirements and risks; and

•
discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including our major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management (including the Chief Executive Officer, the Chief Operating and Financial Officer, the Controller, the General Counsel and the Chief Compliance Officer) and internal and external auditors regarding our enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses, and significant litigation.
Separately, the Compensation Committee oversees our compensation policies and practices and has assessed whether our compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on us. In arriving at that conclusion, the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which is either time-vested or tied to the achievement of long-term Company objectives; the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that we employ and the approval process for certain compensation-related activities.
Anti-Hedging and Pledging Policy
We maintain a policy that prohibits executive officer and director transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Board Meetings and Attendance
Our Board held five meetings during 2014. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by our Bylaws and the Delaware General Corporation Law.

Code of Ethics

The Board has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of our web site under Corporate Governance—Highlights at www.corelogic.com. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted under "Investors--Corporate Governance—Highlights" on the web site at the address stated above. If we waive or amend any provisions of these codes of ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer, or controller and persons performing similar functions, we will disclose such waivers or amendments on our web site, at the address and location specified above, to the extent required by applicable SEC and NYSE Rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our web site under Corporate Governance—Highlights at www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Director Overboarding Policy

Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our Audit Committee) without prior Board approval. In each case, in determining whether to grant such approval, the Board will consider the director’s ability to devote sufficient time to the activities of the Board and/or Audit Committee and the director’s qualifications and contribution or potential contribution to the Board and/or Audit Committee.

Corporate Governance Guidelines

To increase their effectiveness, the Board and each of its committees perform an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee. The evaluation addresses attendance, preparedness, participation, candor and other valid measures of performance selected by the Board.

Stockholder Outreach

In 2014 and early 2015, members of our management and our proxy solicitor, Alliance Advisors, reached out to our top 25 stockholders to discuss our corporate governance policies and executive compensation program. We had discussions with these stockholders who elected to accept our invitation to discuss. In these discussions, our stockholders substantially supported our Board policies, as well as our executive compensation policies and practices, an outcome consistent with the 99% approval our program received from our stockholders in 2014.
Director Attendance at Annual Meetings
We encourage our directors to attend the annual meetings of our stockholders, either in person or telephonically. All nine of our directors nominated for election in 2015 attended the 2014 annual meeting.
Communicating with Directors
Stockholders and other interested parties may communicate directly with members of the Board, including the Chairman of the Board or any of the other non-management or non-executive directors of our Company (individually or as a group) by writing to such director(s) at:
CoreLogic, Inc.
c/o General Counsel and Secretary
40 Pacifica, Suite 900
Irvine, CA 92618

Our Secretary reviews and promptly forwards communications to the directors as appropriate. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product- or service-related inquires; junk mail or mass mailings; resumes or other job-related inquires; and spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications. Directors receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.
Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in which we are a participant and any related person has a direct or indirect material interest. A related person includes a director, nominee for election as a director, executive officer, person controlling over 5% of our common stock and the immediate family members of each of these individuals. Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to us and the related person.

If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.
The following types of transactions do not require pre-approval:

•	compensatory arrangements for service as an officer or director of ours, provided such compensation is approved by the Compensation Committee;

•	transactions between us and our affiliates (other than directors and officers);

•	transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with us;

•	ordinary course transactions involving annual payments of $100,000 or less; or

•
transactions involving indebtedness between us and a beneficial owner of more than 5% of our common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of ours or an immediate family member thereof.

We have entered into the transactions discussed below, which have been approved or ratified in accordance with our related party transactions policy.
BlackRock, Inc. and T. Rowe Price Associates, Inc. each beneficially owns greater than 5% of our common stock and each is therefore a related party. During 2014, BlackRock, Inc. or its affiliates purchased approximately $973,000 of data, analytics and other Company products, and T. Rowe Price Associates, Inc. or its affiliates purchased approximately $207,500 of data, analytics and other Company products. These transactions occurred pursuant to contracts entered into on an arm's-length basis and were ratified by our Board.

EXECUTIVE OFFICERS

The following provides information regarding our current executive officers.

Name	Position(s) Held	Age
Anand Nallathambi	President and Chief Executive Officer	53
Frank D. Martell	Chief Operating and Financial Officer	55
Barry M. Sando	Senior Executive Vice President, Group Executive, Technology and Processing Solutions	55
Stergios Theologides	Senior Vice President, General Counsel and Secretary	48

Our officers are appointed annually by the Board.

•	Anand Nallathambi's biography is set forth under the heading Proposal 1 - Election of Directors above.

•
Frank D. Martell was appointed as our Chief Operating and Financial Officer effective June 16, 2014, after serving as our Chief Financial Officer since August 2011. From July 2010 to August 2011, Mr. Martell was president and chief executive officer of Western Institutional Review Board, a leading provider of review, approval and oversight for clinical research studies involving human subjects. Mr. Martell served as a director of Western Institutional Review Board from December 2010 to December 2011. Previously, Mr. Martell served as chief financial officer from October 2009 to June 2010 for Advantage Sales and Marketing, a retail merchandising and marketing services company. From January 2007 to September 2009, Mr. Martell served as executive vice president and chief financial officer for Information Services Group, Inc., a technology insight, market intelligence and advisory services company, where he was responsible for global financial management, investor and rating agency relations and information technology operations. From 1996 to 2006, Mr. Martell held a number of leadership positions for ACNielsen Corporation, including vice president and treasurer, as well as chief financial officer, chief operating officer and president of Asia Pacific & Emerging Markets, executive vice president, marketing information group, and chief operating officer of ACNielsen and president Europe, Middle East & Africa. Mr. Martell has served as a member of the Operating Advisory Board of BV Investment Partners L.P. since January 2012.

•
Barry M. Sando was named as our Senior Executive Vice President, Group Executive, Technology and Processing Solutions effective October 6, 2014, after serving as our Group Executive and Executive Vice President for the businesses currently comprising our technology and processing solutions segment and our asset management processing solutions segment, formerly known as the mortgage origination services, default services and business and information services segments, since June 2010. From 1997 to June 2010, Mr. Sando was president of the information and outsourcing solutions business segment of FAC. He also served as president of FAC's flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997 and was employed by FAC's tax service subsidiary from 1991 to 1995.

•
Stergios Theologides has served as our Senior Vice President, General Counsel and Secretary since June 2010. Mr. Theologides served as senior vice president and general counsel of the information solutions group of FAC from November 2009 until June 2010. Mr. Theologides served as the executive vice president and general counsel of Morgan Stanley's U.S. residential mortgage business from 2007 to 2009, overseeing legal, compliance, operational risk, fraud prevention, quality assurance and consumer and community affairs for Morgan Stanley's mortgage origination and servicing platforms. From 1998 to 2007, Mr. Theologides was the executive vice president and general counsel of New Century Financial Corporation ("New Century"). At New Century, Mr. Theologides oversaw legal, compliance, privacy, security, consumer relations and government affairs. New Century filed for bankruptcy protection in April 2007 and was ultimately liquidated. Mr. Theologides began his career as a corporate and securities lawyer at O'Melveny & Myers LLP.

COMPENSATION DISCUSSION & ANALYSIS

This discussion and analysis of the compensation program for our named executive officers, or NEOs, should be read in conjunction with the tables and text contained elsewhere in this proxy statement that describe the compensation awarded to, earned by or paid to the NEOs in 2014.
Our Compensation Discussion and Analysis (“CD&A”) describes the Compensation Committee's (for purposes of the CD&A, the “Committee's”) compensation philosophy, objectives, policies and decisions for the four 2014 NEOs listed below.

Named Executive Officer	Position as of December 31, 2014
Anand Nallathambi	President and Chief Executive Officer
Frank D. Martell (1)	Chief Operating and Financial Officer
Barry M. Sando (2)	Senior Executive Vice President, Group Executive, Technology and Processing Solutions
Stergios Theologides	Senior Vice President, General Counsel and Secretary
____________________

(1)	Mr. Martell was appointed as our Chief Operating and Financial Officer effective June 16, 2014.

(2)	Mr. Sando was Executive Vice President and Group Executive for Technology and Processing Solutions and Asset Management and Processing Solutions prior to his promotion effective October 6, 2014.

EXECUTIVE SUMMARY
Business Highlights
We achieved strong operating results in 2014, despite challenging market conditions in which U.S. mortgage origination volumes contracted by approximately 40 percent as the industry transitioned from a refinancing-driven to a purchase-driven market cycle. Despite these headwinds, revenues held constant compared to 2013 levels and we continued to advance many important elements of our strategic transformation plan.
In addition, our performance was favorably affected by revenue growth in our Data & Analytics segment, continued market share gains in our Technology and Processing Solutions segment, and continued focus on operational excellence.
Our executive leadership team continued to execute our long-term strategic plan, which consists of the following five pillars:

•	build out unique, market-leading data-driven solution sets;

•	enhance and grow existing core mortgage-related services and build meaningful scale in insurance, geo-spatial solutions and international businesses;

•	drive operational excellence and progressive margin expansion;

•	invest behind the Technology Transformation Initiative (TTI) to support future growth and efficiency; and

•	build financial flexibility and consistently return capital to our stockholders.
Key 2014 accomplishments included the following:

Financial Accomplishments
Element	2014 Change Over Prior		Value	% Budget
			(000s)
Revenue	ÛÜ	0%	$1,405.0	98.9%
Adjusted EBITDA	Þ	(10.6)%	$360.2	86.8%
Free Cash Flow	Ý	12.1%	$248.4	134.3%
Adjusted EPS	Þ	(21.3)%	$1.33	80.6%

Strategic Accomplishments

•
Completed the acquisitions of MSB/DQ which significantly expanded our footprint in the property and casualty insurance vertical and added additional scale to our property data and analytics business
•
Completed the AMPS segment divestiture and restructuring
•
Delivered $30 million of cost savings in 2014 through our ongoing cost-reduction program
•
Continued advancements in our TTI which included the successful outsource of our data center in Westlake, Texas to a private cloud-based environment operated by Dell Services
•
Launched CoreLogic Innovation Labs which focuses on the development of next-generation technology platforms, applications, analytical models and solutions to facilitate future growth
•
Drove record levels of free cash flow totaling $248.4 million despite challenging market conditions
•
Repaid $195 million of debt in the final 9 months of 2014, following the acquisition of MSB/DQ in March 2014
•
Returned capital to stockholders by repurchasing 3.1 million shares of common stock.

Despite the significant 40% contraction in the U.S. mortgage market, our 2014 year-end share price remained resilient and was down 11% compared to near all-time highs at the end of 2013. Even including this one-year decline, our stock price is up 144% over the prior three years.
Please see our Form 8-K and related press release filed on February 25, 2015 for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow to the most directly comparable GAAP financial measures.

Pay Philosophy
Our compensation philosophy is designed to:

•	Pay for performance;

•	Attract, motivate and retain highly-qualified executive officers critical to our long-term success;

•	Align the interests of our executive officers with the interests of our stockholders;

•
Reward executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that we believe will position us for enhanced results in future periods;

•	Encourage strategic long-term development and investment in the business;

•	Integrate effective risk management with compensation; and

•	Support pay practices with strong corporate governance and independent board oversight.

KEY FEATURES OF OUR NEO COMPENSATION SYSTEM
What We Do		What We Don’t Do
✓	Target total compensation at or above market median levels of a representative and relevant peer group	X	Incentivize participants to take excessive risks
✓	Pay variable annual incentive award in cash based on performance against defined revenue, EBITDA, and cash flow goals and individual performance goals	X	Award discretionary bonuses to our executives
✓	Subject 50% of long-term compensation to achievement of pre-established EPS goals plus total stockholder returns (TSR) relative to a representative and relevant peer group	X	Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers
✓	Apply strong stock ownership guidelines	X	Provide excessive perquisites
✓	Maintain a clawback policy to recapture unearned incentive payments	X	Pay “single-trigger” change-of-control cash payments or have “single-trigger” equity acceleration
✓	Use an independent compensation consultant	X	Provide tax gross-ups upon termination with a change in control or for other awards
✓	Employ a double trigger for accelerated vesting upon termination of employment following a change in control	X	Allow for repricing of stock options without stockholder approval

Pay Design and Practices

Our rewards programs for our NEOs are structured to be competitive and to focus our executives on delivering solid short- and long-term results. As described in the table below, these programs emphasize at-risk pay and require performance to deliver payouts.

	ELEMENT	DESCRIPTION	RATIONALE
	REWARDS STRATEGY	• Position target total pay at or above market median with approximately 2/3rds of pay at risk	• Provides market-competitive mix of base salary, cash incentives and equity incentives that links compensation to operating results and share price performance
	PEER GROUP	• Compare pay to a group of representative and relevant industry-aligned peers	• Represents a responsibly-selected basis for market pay levels and practices
	BASE SALARY	• Fixed compensation • Limited increases since 2011
•
Provides core amount of fixed pay to attract, motivate and retain highly-qualified executives
•
Limited increases for the past three years; generally provided when role changes to gradually increase the emphasis on variable pay

	ANNUAL INCENTIVE PROGRAM (INCENTIVE COMPENSATION PLAN OR ICP	• Variable award paid in cash based on performance against annually established revenue, EBITDA, and cash-flow goals	• Motivates and rewards executives for achievement of key financial results within a generally foreseeable time horizon
LONG-TERM INCENTIVES	Performance-Based Restricted Stock Units (PBRSUs)	• 50% of total grant value for NEOs • Shares are earned based on 3 years of EPS performance and modified based on our TSR relative to relevant and representative pre-defined peer group	• Focuses executives on achievement of long-term operating results • Aligns with stockholders through EPS growth modifiers for relative and absolute changes in stock price
	Stock Options	• 20% of 2014 total grant value
•
Require stock price appreciation to realize any value
•
Decreased weighting in line with market practice and recognition that 50% of grant value is already performance-based (in 2015 discontinued using stock options)

	Restricted Stock Units (RSUs)	• 30% of 2014 total grant value	• Payout value fluctuates up or down based on stock price performance, aligning with stockholder value creation • Grants vest over three years, enhancing retention
	RETIREMENT PROGRAMS	• 401(k) program for all employees (“401(k) Plan”) • Legacy supplemental executive retirement plan frozen in 2010 with no new entrants allowed	• Align with market-prevalent retirement programs • Focuses executives on accumulating savings through performance-based pay
	PERQUISITES	• Limited benefits available	• Focuses executives on rewards from value-creating activities

Pay and Performance Alignment
Our objective is to achieve sustainable, profitable growth and strong long-term stockholder returns while carefully managing risks. We seek to reinforce growth in financial performance and stockholder value by closely linking executive compensation to company performance. Our 2014 compensation outcomes for our NEOs, as described in the table below, demonstrate our commitment to aligning pay and performance across the compensation spectrum.

Pay Element	Overview	2014 Outcomes
Base Salary	● Limited increases since 2011, generally provided when role changes	● Pay increase for Frank Martell related to his promotion to Chief Operating and Financial Officer
Incentive Compensation Plan (ICP)	● Equally weighted revenue, adjusted EBITDA, and free cash flow targets ● No bonus paid below threshold; maximum award capped at 200% of target
● Achieved nearly target levels of revenue despite strong market headwinds, slightly below threshold on adjusted EBITDA, and exceeded free-cash-flow goals
● Our resulting CEO bonus funding was 98.5% of target

Long-Term Incentive (LTI) Plan
● Pays for sustained performance
● Most heavily weighted element of executive compensation program
● 50% performance-based restricted stock units (PBRSUs) with adjusted EPS and relative TSR measures
● Options value fluctuates up or down based on stock price performance, aligning with stockholder value creation
● Time-vested RSUs create retention value

● Neither adjusted EPS nor relative TSR thresholds were achieved in 2014 resulting in no credits or banking of the 2014 portion of 2013 and 2014 PBRSU awards
● Our 2014 long-term incentive grants will be earned over the next three years with 70% of the total award requiring direct performance hurdles or stock price appreciation to realize value, so management is well aligned with stockholders over the long-term

Our underlying pay-for-performance compensation approach reflects both below- and above-expected performance results. For example, in 2012, most NEOs (including the CEO) received annual incentives that were above target levels to reward their contributions to our outstanding performance, while 2013 saw average NEO Incentive Compensation Plan (ICP) payouts at just under target (see table below) despite achieving a record high for our stock price during the year. For 2014, most NEOs again received annual cash incentive award payouts just below target levels, reflective of our near-target performance on revenue, below threshold achievement on adjusted EBITDA, and above-target free cash flow, as illustrated below:

Average NEO ICP Payout as a % of Target
3 Year Overview
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
174.0%
95.0%
98.5%
2012
2013
2014

The demonstration of our pay-for-performance philosophy can be seen in the relationship between our CEO cash and equity pay (as reported in the Summary Compensation Table below) and our stock price performance, where $100 invested on January 1, 2012 would be worth nearly $250 on December 31, 2014, though CEO pay has gone down in recent years, reflecting the balance of performance against predetermined financial and other goals. Pay amounts do not include change in pension value or other compensation.

COMPENSATION PROGRAM IN DETAIL

Pay Levels and Benchmarking

The Committee determines overall NEO compensation levels based on numerous factors, including each individual's role and responsibility, each individual's experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions, and performance of the individual and the Company as a whole.

In order to establish competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies (“comparator companies”) that it considers an appropriate comparison for these purposes. Criteria for comparator selection also include firms that operate in the data and analytics space and are competitors for talent. The comparator companies the Committee used for 2014 compensation are identified below. In addition, the Committee considers nationally-recognized survey data published by consulting firms such as Towers Watson, Mercer and Equilar and compensation survey data that is scoped to a comparable revenue size for the Company, and uses both general industry and high-technology segment survey data.

Company	Revenue	Market Value	EBITDA Margin	Comparator Group Rationale		
				Comparable Revenue Size	Comparable Market Value	Data Analytics
	($MM)	*($MM)*	*(%)*			
Lender Processing Services	-	-	-	✓		✓
Fidelity National Information Services	$6,071	$17,649	29%			
Fiserv	$4,814	$17,314	32%			✓
Alliance Data Systems Corp	$4,319	$18,313	30%			
DST Systems Inc.	$2,749	$3,583	16%	✓	✓	
Broadridge Financial Solutions	$2,558	$5,542	19%	✓	✓	
Equifax	$2,304	$9,752	35%	✓		
IHS Inc	$2,231	$7,763	23%	✓		✓
Gartner Inc.	$1,784	$7,413	17%	✓		✓
Dun & Bradstreet Corporation	$1,655	$4,344	34%	✓	✓	✓
Verisk Analytics Inc	$1,596	$10,563	47%	✓		✓
Sapient Corp	$1,305	$3,502	13%	✓	✓	✓
Henry (Jack) & Associates	$1,210	$5,082	34%	✓	✓	
Acxiom Corp	$1,098	$1,561	17%	✓	✓	✓
Ciber Inc	$877	$278	3%	✓		
Syntel	$825	$3,766	34%	✓	✓	✓
Fair Isaac Corporation	$789	$2,321	25%	✓	✓	✓
CSG Systems International Inc	$747	$861	18%	✓		
75th Percentile	$2,558	$9,752	34%	–	–	–
50th Percentile	$1,655	$5,082	25%	–	–	–
25th Percentile	$1,098	$3,502	17%	–	–	–
CoreLogic	$1,405	$3,330	21%	–	–	–

After considering the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determines each individual NEO’s target total compensation opportunity based on Company and individual performance. The Committee primarily examines the relationship of each NEO's base salary, target annual incentive bonus opportunity and long-term incentive opportunity to median market data. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data and, in fact, some of our NEOs are paid above median. Accordingly, total compensation for specific individuals or roles will vary based on Company and individual performance, scope of responsibilities, tenure, experience, comparisons with other executives within the Company, institutional knowledge, external market compensation data, and/or difficulty in recruiting a replacement executive officer. For 2014, the aggregate target total compensation for our NEOs was generally above median, except for Mr. Theologides whose compensation is below median.

Pay Mix
The Committee has designed our compensation structure to focus our NEOs on total Company performance and has weighted their pay mix heavily on performance-based incentive pay. The Committee believes that the overall pay mix and emphasis on long-term incentives, together with our stock ownership guidelines and retention requirements, limits excessive risk-taking to enhance short-term gain. By following this balanced approach, the Committee endeavors to provide our NEOs with a measure of security with respect to the minimum level of compensation to be received through base salaries, while motivating them to focus on the business metrics that we believe will produce a high level of performance for the Company with corresponding increases in stockholder value. The Committee also seeks to provide an incentive for performance, while simultaneously reducing the risk of loss of top executive talent to competitors.

The target pay mix for our Chief Executive Officer and the average target pay mix for the next three highest paid NEOs in 2014 is displayed in the chart below:

Legend:	At-Risk Pay	PBRSUs
	Aligned with Stockholder Interests	Stock Options
	Base Salary	Restricted Shares
Incentive Plan Compensation
PBRSUs
Stock Options
Restricted Shares
Base Salary
The Committee sets NEO base salaries based on the experience and level of responsibility. Base salaries are intended to be competitive with annual cash compensation for comparable positions with comparator companies and/or the broader market. The Committee reviews base salaries annually and adjusts them, if appropriate, based on factors such as performance, changes to roles and responsibilities, length of service, or comparison of base salary relative to those of similar individuals in peer companies or the broader market.
The Committee does not specifically weigh any one factor in setting base salaries, but makes a subjective judgment based on various factors. The Committee generally targets base salaries at or slightly above market median based on our peer group and relevant compensation survey data. The Committee also takes into account the factors described above, as well as the NEO’s potential to continue to grow with us and the potential cost of replacing the executive officer.
Other than for new hires and changes to an executive officer's roles and responsibilities, the Committee generally reviews NEO base salaries in the first quarter each year. Following a market compensation assessment, in March 2014 the

Committee chose to maintain base salaries for each of the NEOs at 2013 levels. Mr. Martell’s salary was increased in June 2014 in connection with his promotion to Chief Operating and Financial Officer. The decision to generally maintain salaries at the 2013 levels despite strong 2013 performance was made in order to reinforce the need to manage fixed costs and place a greater emphasis on paying for performance.
For 2015, following a market assessment, the Committee determined to increase base salaries for Mr. Sando, in recognition of his promotion to senior executive vice president in late 2014, and for Mr. Theologides in order to move his salary from below the bottom quartile to closer to median and in recognition of his expanded role to include government affairs.
The base salaries of the NEOs for 2013, 2014 and 2015 are as follows:

Named Executive Officer	2013 Base Salary	2014 Base Salary	2015 Base Salary
Anand Nallathambi	$800,000	$800,000	$800,000
Frank D. Martell (1)	$550,000	$650,000	$650,000
Barry M. Sando (2)	$500,000	$500,000	$550,000
Stergios Theologides (2)	$350,000	$350,000	$425,000

(1)	In connection with Mr. Martell's appointment as Chief Operating and Financial Officer effective June 16, 2014, his 2014 base salary was increased to $650,000.

(2)	Messrs. Sando and Theologides received base salary increases effective February 24, 2015.

Annual Incentive Bonus
The annual incentive bonus is a critical component of the NEO compensation program, rewarding executive officers primarily based on our annual performance. When considered in combination with other compensation components, the annual incentive bonus is designed to provide a balanced emphasis on growth initiatives, operational efficiency and prudent risk taking. The annual incentive program and reward opportunities are aligned with our greater emphasis on long-term incentives as opposed to short-term cash payouts.
Our annual ICP is structured to define specific goals, evaluate performance against those goals, and then allocate payouts to individual executives based primarily on the financial results but also considering achievements on identified key individual objectives (see illustration below). As part of our business planning process, management evaluates a range of drivers such as anticipated market demand, prior year performance, business strategy goals and risk factors in order to establish performance goals for the upcoming year. The Committee then evaluates these goals against stockholder expectations and establishes final performance objectives and payout ranges. To support achievement of these goals, the Committee establishes target bonus opportunities at levels generally aligned with market median annual incentive opportunities.
For 2014, the Committee established performance measures based on revenue, adjusted EBITDA and free cash flow (which is defined for purposes of our financial statements as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets). As contemplated in the award design, adjusted EBITDA is determined without regard to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, (f) foreign exchange gains and losses and (g) the effects of a stock dividend, stock split or reverse stock split. The Committee selected these measures in order to provide a balanced focus on performance across several key metrics aligned with growth, profitability and cash management. In addition, the Committee believes these measures drive stockholder value. Please see our Form 8-K and related press release filed on February 25, 2015 for a detailed reconciliation of adjusted EBITDA and free cash flow to the most directly comparable GAAP financial measures.
The Committee awards performance units under the 2011 Plan in order to permit us to deduct for tax purposes the entire amount of the annual bonus under Section 162(m) of the Code. Unlike PBRSUs or RSUs, the performance units are not equity-based awards, but are instead used as a vehicle to determine the amount of each NEO’s annual bonus in a manner intended to comply with Section 162(m) of the Code. The number of performance units awarded to each NEO is established at twice the target bonus opportunity that is payable to the NEO if specified performance measures are achieved (see below).

Then, after the performance year has ended and the Committee determines the actual incentive award for each NEO, the appropriate number of performance units is converted into cash and paid to the executive officer, with the remaining units being canceled. No award is payable unless our 2014 adjusted net income exceeded the performance threshold of $50 million established in the performance unit award agreement at the time of grant for purposes of preserving deductibility under Section 162(m) of the Code.
For 2014, the ICP award was weighted 80% to Company performance goals and 20% to individual goals (MBOs) that contribute to attainment of our short term objectives and long-term strategy. The portion of the incentive opportunities weighted to MBOs is also generally dependent on the level of achievement of our financial performance goals, and the amounts that may become payable based on attainment of the MBOs will generally increase or decrease in direct correlation to the level of the achievement of our performance goals. For example, if none of the performance goals is achieved at the threshold level, no MBO portion of the award will be funded. However, if each Company performance goal is achieved at the target level, the MBO portion of the annual award is generally funded at 100% of the target level and based on individual achievement may be paid out up to the funded level. If each Company performance goal is achieved at the maximum level, the MBO component is funded at 200% of the target level and based on individual achievement may be paid out up to the funded level. Notwithstanding the foregoing, in special circumstances where an executive officer's performance on MBOs exceeds expectations, the Committee may award an MBO payment that exceeds the funded level, but in no event will the MBO component payment exceed the funded level for maximum performance.

Incentive Compensation Plan (ICP) Award Mechanics

162(m) HURDLE ACHIEVEMENT

- Must exceed $50MM in Net Income to enable any funding and achieve 162(m) deductibility

GOAL SETTING PROCESS

- Management evaluates market expectations and internal objectives
- Financial and strategic objectives are reviewed with the Board and receive overall budget approval
- Management develops proposed performance and funding ranges relative to the budget
- The Compensation Committee and its independent advisor review, adjust as necessary, and approve final performance goal and funding ranges

FUNDING – CORPORATE POOL

Funding Calculation:

Corporate Revenue – 34%
Corporate Adjusted EBITDA – 33%
Corporate Free Cash Flow – 33%

INDIVIDUAL ALLOCATION

20% MBOs
80% Financial Achievement

Judgment applied to pool distribution

1. Compensation Committee evaluates CEO performance and determines any adjustments from financial funding
2. CEO recommends ICP awards based on financial achievement and MBO accomplishments for non-CEO executives
3. For 2014, individual awards reflect funding achievement at 100%

In order for any annual incentive award to be paid out based on attainment of a particular performance measure, we must have achieved a threshold performance level of 88% of budgeted performance for the particular performance measure. At this threshold performance level, 50% of the target bonus amount allocable to the performance measure is payable; at the target performance level, 100% of the target bonus amount allocable to the performance measure is payable; and at the superior performance level of 115% of budgeted performance, 200% of the target bonus amount allocable to the performance measure is payable. No bonus is earned with respect to a performance measure for performance below the threshold amount. For performance levels greater than threshold and less than target or greater than target but less than maximum, the bonus award will be determined by linear interpolation. Total cash payable under the performance units is capped at 200% of target. Notwithstanding the annual cash bonus program design, the Committee retains the discretion to decrease the actual annual cash bonus.
.

NEO MBOs are stretch goals aligned to growth objectives, which are critical to our short and long-term performance that are otherwise not measurable through the financial performance metrics. For 2014, the MBOs included a combination of the following objectives: achievement of revenue growth in specifically identified areas, innovation, operational excellence, and, leadership and organizational effectiveness.
As a result of our 2014 performance, our Company performance goal payouts were approximately 99% of target. These reflect achievement of revenue just below the targeted level, not reaching threshold levels of EBITDA, and achieving superior free cash flow. The weighting, targets and actual performance for financial measures are outlined in the table below.

Financial Performance Metric	Weight	Budget (In Millions, except percentages)	Actual 2014 Results (In millions, except percentages)	Percentage Achieved	Bonus Funding
2014 Corporate Revenue	34%	$1,420	$1,405	98.9%	95.6%
2014 Corporate adjusted EBITDA	33%	$415	$360	86.8%	—
2014 Corporate Free Cash Flow	33%	$185	$248	134.3%	200%
_____________
Note: In December 2013, we moved our AMPS segment into discontinued operations as these businesses were held for sale.

The table below summarizes the target and actual incentive bonus awards for each NEO. Any differences among the NEOs’ actual bonus award as a percentage of their target bonus award are the result of differing levels of achievement of the MBOs by the NEOs. The MBO portion of the incentive bonus award for Mr. Theologides exceeded the formulaic payout amount as a result of his successful work on four special projects during 2014. As noted above, in special circumstances, where an executive officer's performance on MBOs exceeds expectations, the Committee may award an MBO payment that exceeds the funded level, but in no event will the MBO component payment exceed the funded level for maximum performance.

			ICP Target Bonus
		(Dollars in Thousands)
		Base Salary	% of Salary	($000s)	ICP Award
Anand Nallathambi	President & CEO	$800	125%	$1,000	$985
Frank D. Martell	Chief Operating & Financial Officer	$650	125%	$813	$800
Barry M. Sando	Group Executive	$500	100%	$500	$493
Stergios Theologides	SVP, General Counsel	$350	80%	$280	$295

Long-Term Incentives
Our long-term incentive compensation program emphasizes achievement of long-term operating objectives and stockholder value creation. The Committee awards LTI in the form of RSUs, PBRSUs and stock options. The Committee believes that using a portfolio of equity vehicles that vest over time with majority weighting on performance-based vehicles balances the need to reward superior performance with the desire to align the interests of our NEOs with those of our stockholders. When considered in combination with our other compensation components and our stock ownership guidelines and retention requirements, long-term incentives ensure balanced emphasis on growth initiatives and appropriate risk-taking.
In 2014, long-term equity incentive compensation represented the largest component of total NEO compensation. Reflecting the performance emphasis of our long-term incentive approach, we weight the grant date target value of PBRSUs, which require achievement of long-term performance goals, at 50%. For 2014, PBRSUs were granted contingent on achievement of adjusted EPS goals over a three-year period. For 2014, stock options were weighted at 20% of total grant date value and RSUs at 30% of total grant date value. In determining the amounts of the equity compensation awarded, the Committee considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, the target long-term incentive opportunities awarded by comparator companies to similarly situated executives and our desired mix of fixed- vs. performance-based pay.

LTI VEHICLE	WEIGHT	OVERVIEW
PBRSUs	50%
● Provides greater long-term focus and alignment with stockholders
● 3-year measurement period using adjusted EPS growth goals
● Annual measurement against 1-year targets and banking of earned shares, subject to meeting 3-year vesting requirement
● Final TSR modifier applied to banked shares before vesting at end of performance period

OPTIONS	20%	● Aligned with stock price appreciation ● Vest in 3 equal installments over 3 years
RSUs	30%	● Intended to encourage executive retention and alignment with stockholders ● Vest in 3 equal installments over 3 years

Performance-Based Restricted Stock Units
The primary metric used in the 2014 PBRSUs is adjusted EPS, which is measured over a 3-year period through 2016. Please see our Form 8-K and related press release filed on February 25, 2015 for a detailed reconciliation of adjusted EPS to the most directly comparable GAAP financial measure. The final number of PBRSUs earned is then subject to modification based on our relative total stockholder return versus our 2014 comparator companies', as detailed in the following table. Participants have the opportunity to earn the better of each one year performance during the three-year performance period or the cumulative three-year performance attainment. No shares are fully earned until vesting at the end of Year 3.

The following is a summary of the 2014 and 2013 PBRSU awards and related payout:
•adjusted 2014 EPS target was set at $1.65 and $1.93, respectively;
•actual adjusted EPS achieved for 2014 was $1.33;

•	as a result, no shares were credited towards the vesting at the end of the 3-year performance period for either PBRSU award.
We believe this is further evidence of our pay-for-performance compensation approach. The grant date fair value of the 2014 and 2013 PBRSU awards is reflected in our Summary Compensation Table below; however the NEOs will receive no payout or value from the portion of these PBRSU awards tied to 2014 performance unless the cumulative targets for the three-year performance period are achieved.
Stock Options
Twenty percent of the February 2014 award at grant date target value was in the form of stock options vesting in three equal installments on the first, second, and third anniversaries of the grant date. The stock option awards have an exercise price that is equal to the closing price of our common stock on the date of grant. Thus, these awards provide an incentive to grow overall stockholder value as they provide a reward to the NEOs if our stock price appreciates above the exercise price and the vesting requirements are satisfied. For 2015, the Committee will cease using stock options as a component of LTI. The Committee has determined that increasingly our peer companies no longer award stock options as part of their long-term incentive programs. The Committee believes RSUs have greater retentive value than options.
Restricted Stock Units
Thirty percent of the February 2014 award grant date target value was in the form of RSUs. For 162(m) purposes, the RSUs were subject to the achievement of $50 million in net income for 2014, which was achieved, and then vest in three equal installments on the first, second, and third anniversaries of the grant date. These awards encourage executive retention as the vesting condition is continuous employment by the executive officer following the grant date in addition to aligning the interest of the NEOs with those of stockholders as the value increases or decreases in conjunction with our stock price. For 2015, RSUs will comprise fifty percent of grant date target value.
In 2014, we positioned our target long-term incentive award value at grant at approximately the market median. This positioning enables us to be competitive in overall compensation, while allowing for additional value to be earned if performance is strong. Details of the 2014 grant awards are presented in the table below.

	February 2014 Grants
Named Executive Officer	RSUs	Stock Options (1)	PBRSUs(2)
Anand Nallathambi	34,164	68,328	56,940
Frank D. Martell	10,156	20,313	16,928
Barry M. Sando	9,233	18,467	15,389
Stergios Theologides	4,847	9,695	8,079

(1) A ratio of 3 options to 1 full-value share was used in calculating the number of options granted.

(2)
PBRSU amounts shown at target performance level. Based on 2014 performance, the portion of the PBRSUs tied to 2014 performance will not be eligible to vest contingent upon continued employment through December 31, 2016 unless the cumulative targets for the three-year performance period are achieved.

Timing of Equity Grants
After Committee approval, we generally issue annual equity awards to NEOs on the second day on which the NYSE is open for trading following the filing of our Annual Report on Form 10-K. In the case of RSUs and stock options, pricing (that is, the number of shares or units issued for each dollar denominated RSU award or the exercise price with respect to stock options) is determined as of that date. The price of our common stock used for these purposes is the last sale price reported for a share of our common stock on the NYSE on that date. With respect to new hire grants, employees other than executive officers and certain awards to executive officers, the methodology is the same, except that awards are generally issued on the 20th day (or the next succeeding business day if the market is closed on the 20th day) of the third month of the calendar quarter that follows the date on which the Committee approved the awards.

Retirement and Employee Benefit Plans
NEOs are entitled to the same benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement) including the 401(k) Plan, health care, life insurance and other welfare benefit programs. In designing these benefits, we seek to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which we operate. We believe that these employee benefits provide a valuable recruiting and retention mechanism for our NEOs and enable us to compete more successfully for qualified executive talent.
Executive Supplemental Benefit Plan and the Pension Restoration Plan
Two of our NEOs -- Messrs. Nallathambi and Sando -- had become participants in our Executive Supplemental Benefit Plan (the “Executive Supplemental Benefit Plan”) in years prior to its being closed to new participants in 2010. On November 18, 2010, we amended the Executive Supplemental Benefit Plan to freeze benefits as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; service after 2010 is not recognized, except for vesting purposes. Mr. Sando is also a participant in the Pension Restoration Plan, which is limited to individuals who became participants before 1995. Explanation of these plans can be found in the Pension Benefits table below.
Deferred Compensation Plan
The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, we amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the Executive Supplemental Benefit Plan. Mr. Theologides received discretionary contributions in the amount of $70,000 in 2014.
Other Benefits
We also maintain an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (up to a maximum of $1 million) in group universal life insurance.
Further details regarding perquisites are found in the 2014 Summary Compensation Table and accompanying footnotes.

Compensation Program Governance Practices and Sound Pay Policies
The Committee’s governance practices provide for annual review of our executive compensation programs to ensure they support our compensation philosophy and ultimately serve the best interests of our stockholders. Key attributes of our compensation program governance are:

•	Evaluating Company and business line performance against target;

•	Establishing annual target performance levels that challenge management to continue to improve our revenue, profitability and cash flow;

•	Peer group analysis;

•	Evaluating individual performance;

•	Risk management;

•	Adopting emerging best practices in compensation and governance; and

•	Receiving independent compensation consultant advice.
The following table lists each material element of our executive compensation program, the compensation program objectives that it is designed to achieve, and how our compensation philosophy guided the Committee's 2014 compensation actions.

	Pay for Performance	Attract, Motivate & Retain Highly Qualified Executives with Competitive Pay	Align Executives' Interests with Stockholders'	Encouraging Strategic Long-Term Investment in the Business
Base Salaries/Merit Increases	x	x
Annual Incentive Compensation Plan	x	x	x
Long-Term Incentives	x	x	x	x

Role of our Stockholders: 2014 Say-on-Pay Votes on Compensation Decisions

We provide our stockholders with an opportunity to cast an annual advisory vote on our executive compensation program through the say-on-pay proposal. At the July 29, 2014 Annual Meeting of Stockholders, approximately 99% of the votes cast supported our say-on-pay proposal. The Committee views this to be a very strong vote outcome which reinforces the Committee’s belief in the underlying philosophies and designs of our executive compensation program. Further modifications made for 2014 and 2015 performance years continue to strengthen the pay-for-performance relationship and focus on building stockholder value. The Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our NEOs.

Role of the Committee and the Chief Executive Officer
The Committee is composed of independent members of our Board. The Committee reviews and approves NEO base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of NEO compensation, in part by reviewing compensation data from comparable companies and from relevant surveys as described above.
Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other NEOs are made by the Committee after considering recommendations from the Chief Executive Officer as appropriate, as well as input from the Committee's independent compensation consultant. No executive officer controls his or her own compensation. Our Chairman, Chief Executive Officer, and, as appropriate, General Counsel, Chief Operating and Financial Officer and SVP, Human Resources, may attend the portion of the Committee's meetings where individual NEO performance is discussed. Only Committee members may vote on NEO compensation decisions.
The Committee meets in executive session with its independent compensation consultant at most meetings.

Role of Independent Compensation Consultant

The Committee has retained Steven Hall and Partners as its independent compensation consultant to advise on the NEO compensation. The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. During 2014, as part of its engagement with the Committee, Steven Hall:

•	advised on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

•	reviewed director compensation;

•	analyzed survey data; and

•
advised on determining the total compensation of each of our NEOs and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) long-term incentive awards.

The Committee retained its independent compensation consultant directly, although in carrying out assignments, the independent compensation consultant also interacted with Company management to the extent necessary and appropriate. The independent compensation consultant performed no additional services for the Company, and the Committee does not believe the independent compensation consultant's work has raised any conflict of interest. The Committee has the sole authority to select, retain, and terminate the independent compensation consultant.

Consideration of Prior Amounts Realized
Our philosophy is to incentivize and reward NEOs for future performance. Accordingly, we do not consider prior stock compensation gains (option gains or restricted stock awarded in prior years) in setting future compensation levels.

Adjustment or Recovery of Awards (Clawbacks)
In 2012, the Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. We adopted recoupment provisions which allow us to recover performance-based compensation to the extent that it is later determined that applicable performance goals were not actually achieved due to financial restatement or ethical misconduct. We also added non-compete claw-backs in termination agreements for all NEOs. This policy applies to all performance-based incentive plans including but not limited to the annual incentive cash bonus and performance-based equity awards described above.

Anti-Hedging and Pledging Policy
The Company maintains a policy that prohibits executive officer and director transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Executive Stock Ownership Guidelines and Retention Requirements
We require our NEOs to own a fixed amount of Company stock. The guidelines are based on a multiple of base salary as outlined below:

•	Chief Executive Officer: six times annual base salary;

•	Chief Operating and Financial Officer and Group Executive: three times annual base salary;

•	Other NEOs: one times annual base salary; and

•	Other Key Executives: one times annual base salary.

Covered executives have five years from their date of hire or promotion to the covered position to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions will count toward the requirement; stock options will not count toward the ownership requirement. Furthermore, we have adopted a share retention requirement which provides that all covered executives must hold at least 50% of net (after tax) shares until the stock ownership guidelines described above are achieved.

Employment Agreements and Severance Arrangements
Each NEO is party to an employment agreement with the Company. The Committee believes that offering employment agreements to key executive officers is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms may vary. For additional information regarding the terms of the employment agreements, including severance arrangements that we have entered into with our NEOs see Employment Agreements below.
Change in Control Agreements
Since June 2011, we have granted equity awards under the 2011 Plan. The 2011 Plan does not include an automatic “single trigger” change in control vesting provision, and instead includes a “double trigger” change in control provision where automatic accelerated vesting of an award in connection with a change in control will only occur if an acquirer or successor to us fails to assume or continue the awards or the awards otherwise do not survive the transaction. Award agreements evidencing RSUs issued in 2009 through 2014 generally provide that vesting will not accelerate as a result of a change in control that has been approved by our incumbent Board of Directors prior to the change in control. Additionally, award agreements generally include “double-trigger” severance protections, and provide for accelerated vesting of awards that remain outstanding following a change in control transaction in the event of a termination without cause within 12 months of a change in control.
The Deferred Compensation Plan generally provides for accelerated vesting of award or benefits, as the case may be, in the event of a change in control of the Company. In addition, the Executive Supplemental Benefit Plan provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.
In addition to the plan and award agreement provisions described above, we have entered into a change in control agreement (a "Change in Control Agreement") with each of our NEOs.     Under the Change in Control Agreement, a “change in control” means any one of the following:

•	a merger or consolidation of the Company in which our stockholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the Company;

•	a change in the composition of our Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of our voting securities.
In addition, if the termination of the named NEO’s employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, we will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

•	the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•	between two and three times the executive officer’s target annual cash bonus amount established for the fiscal year in which the termination occurs; and

•	between two and three times the executive officer’s annual base salary in effect immediately prior to the date of termination.

Furthermore, under the Change in Control Agreement, for a period ranging from twenty-four to thirty-six months and subject to the executive officer's continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, we will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer's dependents). To the extent that the executive officer cannot participate in the plans previously available, we will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.
The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the “Total Payments”), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive officer is greater after giving effect to such reduction than if no such reduction had been made. This type of provision is often referred to as a "modified cut-back,” and is included because the Change in Control Agreement does not provide for any type of “gross up” or similar benefit.
The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term for an additional year. All agreements with current NEOs have since been extended through December 31, 2016. For a description of the calculations and further explanation of the payments due to the NEOs upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control tables below.

Impact of Tax and Accounting
As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles we employed. When determining amounts of long-term incentive grants to NEOs and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, we calculate the fair value of the option and take that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, we calculate the fair value of the award upon grant, and adjust the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.
Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to NEOs have been structured in a manner intended to qualify under this exception for performance-based compensation. As such, RSUs and ICP awards are earned contingent upon our achievement of adjusted net income for 2014 of $50 million or more, which performance target was achieved. PBRSUs are earned contingent upon our achievement of the adjusted EPS levels and relative TSR results described above. Other compensation may be subject to the $1 million deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on its review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's proxy statement for its 2015 annual meeting of stockholders.
Members of the Compensation Committee
J. David Chatham, Chair
Paul F. Folino
Thomas C. O'Brien
Jaynie Miller Studenmund

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Chatham (Chairman), Folino, O’Brien and Skilling and Ms. Studenmund served on the Compensation Committee during 2014, with Mr. Skilling retiring from our Board and the Compensation Committee in July 2014 immediately prior to the 2014 annual meeting of stockholders. No person who served as a member of the Compensation Committee during 2014 was or is an officer or employee of the Company. No executive officer of the Company serves or served as a director or member of the compensation committee of another company who employed or employs any member of the Company’s Compensation Committee or the Board.

EXECUTIVE COMPENSATION TABLES

2014 SUMMARY COMPENSATION TABLE
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		(1)		(2)	(3)	(4)	(5)	(6)
		($)	($)	($)	($)	($)	($)	($)
Anand Nallathambi President and Chief Executive Officer	2014	800,000	—	2,959,969	827,452	985,075	1,049,258	43,288	6,665,042
	2013	800,000	—	2,414,959	1,208,495	953,650	—	61,661	5,438,765
	2012	800,000	—	2,639,969	971,999	1,774,600	547,374	26,492	6,760,434

Frank D. Martell Chief Operating and Financial Officer (7)	2014	600,000	—	879,959	245,990	800,380	—	31,330	2,557,659
	2013	550,000	—	769,962	385,315	655,630	—	42,785	2,403,692
	2012	550,000	—	919,971	395,994	1,220,100	—	14,451	3,100,516

Barry M. Sando Senior Executive Vice President, Group Executive, Technology and Processing Solutions (8)	2014	500,000	—	799,969	223,635	492,540	1,349,113	31,571	3,396,828
	2013	500,000	—	524,969	262,711	476,830	—	38,963	1,803,473
	2012	500,000	—	695,113	269,998	887,300	747,686	22,987	3,123,084

Stergios Theologides Senior Vice President, General Counsel & Secretary	2014	350,000	—	419,966	117,406	295,830	—	85,204	1,268,406
	2013	350,000	—	367,478	183,901	265,720	—	91,461	1,258,560
	2012	350,000	—	426,219	157,499	482,500	—	84,035	1,500,253
_____________________

(1)	Amounts include any amounts electively deferred by the named executive officer under the Company's Deferred Compensation Plan.

(2)
For 2014, reflects the aggregate grant date fair value of stock awards, consisting of RSUs and PBRSUs, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. We valued the PBRSUs as of the grant date by multiplying the closing price of our common stock on that date by the target number of PBRSUs that will vest upon achievement of the target performance. The PBRSUs were granted and vest contingent upon satisfaction of certain performance criteria and continued employment through December 31, 2016. If the highest performance target is met or exceeded, the value of the awards at grant date would be as follows: Mr. Nallathambi - $3,699,961; Mr. Martell - $1,099,981; Mr. Sando - $999,977; and Mr. Theologides - $524,973.

(3)
For 2014, reflects the aggregate grant date fair value of stock option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 13 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values.

(4)	For 2014, represents the annual incentive bonus that was paid to each named executive officer.

(5)
For 2014, this column includes the change in the present value of the life annuity from the end of fiscal year 2013 to the end of fiscal year 2014 for the Executive Supplemental Benefit Plan with respect to Messrs. Nallathambi and Sando, and the Pension Restoration Plan with respect to Mr. Sando only. The amounts in this column do not include earnings under the Company's deferred compensation plan as such earnings were neither above market nor preferential. See the Pension Benefits table below under “Pension Benefits for 2014” for assumptions used in calculating these amounts.

(6)
Amounts included in all other compensation consist of the amounts shown in the table below paid by the Company for each NEO and, for Mr. Theologides, includes a $300 wellness bonus, $1,100 paid to Mr. Theologides' Health Savings Account and a $70,000 discretionary contribution to the Deferred Contribution Plan.

Named Executive Officer	Life Insurance Premiums	401(k) Matching Contributions	Amounts Deferred under the Deferred Compensation Plan	Total
Anand Nallathambi	3,831	5,850	33,607	43,288
Frank D. Martell	3,078	5,850	22,402	31,330
Barry M. Sando	9,592	5,850	16,129	31,571
Stergios Theologides	1,350	5,850	78,004	85,204

(7)	Mr. Martell was appointed as our Chief Operating and Financial Officer effective June 16, 2014.

(8)	Mr. Sando was named as our Senior Executive Vice President, Group Executive, Technology and Processing Solutions effective October 6, 2014.

GRANTS OF PLAN-BASED AWARDS FOR 2014
The following table sets forth information concerning awards made to each of the NEOs under the 2011 Plan during 2014.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock & Option Awards (4)
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($)	($)
Anand Nallathambi
Annual Bonus - Performance Units	2/26/2014	3/3/2014	500,000	1,000,000	2,000,000
RSUs	2/26/2014	3/3/2014					34,164				1,109,988
PBRSUs	2/26/2014	3/3/2014				28,470	56,940	113,880			1,849,981
Options	2/26/2014	3/3/2014							68,328	32.49	827,452

Frank D. Martell
Annual Bonus - Performance Units	2/26/2014	3/3/2014	406,250	812,500	1,375,000
RSUs	2/26/2014	3/3/2014					10,156				329,968
PBRSUs	2/26/2014	3/3/2014				8,464	16,928	33,856			549,991
Options	2/26/2014	3/3/2014							20,313	32.49	245,990

Barry M. Sando
Annual Bonus - Performance Units	2/26/2014	3/3/2014	250,000	500,000	1,000,000
RSUs	2/26/2014	3/3/2014					9,233				299,980
PBRSUs	2/26/2014	3/3/2014				7,695	15,389	30,778			499,989
Options	2/26/2014	3/3/2014							18,467	32.49	223,635

Stergios Theologides
Annual Bonus - Performance Units	2/26/2014	3/3/2014	140,000	280,000	560,000
RSUs	2/26/2014	3/3/2014					4,847				157,479
PBRSUs	2/26/2014	3/3/2014				4,040	8,079	16,158			262,487
Options	2/26/2014	3/3/2014							9,695	32.49	117,406
_____________

(1)
Amounts reflect each named executive officer's maximum annual incentive bonus opportunity for 2014, while the actual incentive bonus earned by each named executive officer is reported in the 2014 Summary Compensation Table above. NEOs can earn less than maximum, but not greater amounts. At threshold, a named executive officer would receive 25% of the maximum award amount and at target the officer would receive 50% of the maximum award amount. Please see Compensation Discussion and Analysis - Annual Incentive Bonus above for a discussion of the material terms of our 2014 incentive bonus program. Mr. Martell’s base salary increased from $550,000 to $600,000 in 2014 resulting in a corresponding increase to his target incentive bonus, however, the approved maximum performance units reported above were not correspondingly increased and equal two times his prior target incentive bonus.

(2)
Equity Awards in 2014 consisted of RSUs and PBRSUs granted as part of the 2014 long-term incentive compensation program. The RSUs are tied to achievement of at least $50 million in net income in 2014 adjusted to exclude extraordinary items. For the RSUs, if as was the case, the adjusted net income performance target is met, the shares vest in three equal installments on the first three anniversaries of the grant date. In the case of the PBRSUs, 100% of each award is tied to achievement of certain adjusted earnings-per-share targets over a three-year performance period consisting of the 2014-2016 fiscal years, subject to modification based on our relative stockholder return achieved during the performance period. Based on 2014 performance, the portion of the PBRSUs tied to 2014 performance will not be eligible to vest contingent on continued employment through December 31, 2016 unless the cumulative targets for the three-year performance period are achieved. Please see Compensation Discussion and Analysis - Long-Term Incentives above for a discussion of the material terms of our 2014 awards of RSUs and PBRSUs.

(3)
Represents the number of shares of common stock underlying stock options awarded to the NEOs as a portion of their 2014 long-term incentive compensation awards. These awards vest in three equal annual installments on the first, second and third anniversaries of the grant date.

(4)
These amounts represent the aggregate grant date fair value of each award determined pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values for stock options. For the assumptions and methodologies used to value the other awards, see footnote (2) to the 2014 Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

In May 2011, we entered into employment agreements with Anand Nallathambi, Barry M. Sando and Stergios Theologides, and effective June 16, 2014 and October 6, 2014, we amended the employment agreement with Mr. Sando. On July 20, 2011, we entered into an employment agreement with Frank Martell, which was amended effective June 16, 2014. These employment agreements are substantially similar in form. The material terms of the employment agreements with respect to each of these NEOs are as follows:

•
Term: Initial term through December 31, 2014; the term automatically extends for an additional year unless either party provides 60 days prior written notice before the expiration of the current term. Neither party to the named executive officer employment agreements provided such notice in 2014, and accordingly the term of each automatically extended through December 31, 2015. For Mr. Nallathambi, the effective date of the employment agreement was May 3, 2011. For Mr. Martell, the effective date of the employment agreement was August 29, 2011. For Messrs. Sando and Theologides, the effective date of the employment agreement was January 1, 2012.

•
Pay: Sets initial base salary at current salary at the time the agreement was entered into or amended and provides that base salary will be reviewed annually and may be increased (but not decreased) during the term at our discretion.

•
Severance: Provides for severance pay if executive is terminated without “cause” as defined in the employment agreement. For Mr. Nallathambi, severance pay is also provided if he resigns for “good reason” as defined in his employment agreement. The severance amount is a multiple of base pay and target annual bonus. For Messrs. Nallathambi, Martell and Sando, the multiple is two and COBRA reimbursement is provided for 24 months. For Mr. Theologides the multiple is one and COBRA reimbursement is provided for 12 months.

•	Severance Payment Timing: Severance will be paid in installments as follows:

•
Messrs. Nallathambi, Martell and Sando - First payment is made in the seventh month after separation of employment and is 7/24th of the total severance and equal installments thereafter for the remainder;

•	Mr. Theologides - First payment is made in the seventh month after separation of employment and is 7/12th of the total severance and equal installments thereafter for the remainder.

•
Release of Liability: The employment agreement requires the executive officer to sign a release in exchange for severance. Moreover, the executive officers are covered by restrictive covenants such as confidentiality, cooperation in litigation, non-disparagement, non-solicitation and non-competition.

•
Clawbacks: The employment agreement provides that the agreement is subject to “clawback” under applicable law or under our clawback policy in effect from time to time. We adopted such a recoupment or "clawback" policy in March 2012 as further described in the Compensation, Discussion and Analysis - Compensation Program Governance Practices and Sound Pay Policies.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2014
The following table shows outstanding equity awards held by our NEOs as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price (1)	Option Expiration Date (2)		Number of Shares or Units of Stock That Have Not Vested (3)		Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)			(#)		($)	(#)		($)
Anand Nallathambi	203,059		26.67	9/15/2015	(5)
	101,530		26.36	2/22/2017	(5)
	50,765		23.61	3/30/2017	(5)
	227,878		18.76	5/31/2020
	62,645		17.24	3/15/2021
	52,258	52,258	15.50	3/1/2022	(6)
	39,884	79,769	25.95	2/26/2023	(7)
		68,328	32.49	3/2/2024	(8)
						11,613	(9)	366,855
						7,476	(9)	236,167
						17,726	(10)	559,964
						29,056	(11)	917,879
						34,164	(12)	1,079,241
									37,980	(13)	1,199.788
									46,532	(14)	1,469,946
									56,940	(15)	1,798,735

Frank D. Martell	116,298		11.35	8/29/2021
	42,580	21,290	15.50	3/1/2022	(6)
	12,716	25,434	25.95	2/26/2023	(7)
		20,313	32.49	3/2/2024	(8)
						7,957	(9)	251,362
						5,652	(10)	178,547
						9,264	(11)	292,650
						10,156	(12)	320,828
									14,836	(14)	468,669
									16,928	(15)	534,756

Barry M. Sando	87,526		27.13	12/8/2015
	105,943		18.76	5/31/2020
	17,401		17.24	3/15/2021
	14,516	14,516	15.50	3/1/2022	(6)
	8,670	17,341	25.95	2/26/2023	(7)
		18,467	32.49	3/2/2024	(8)
						7,725	(16)	244,033
						6,885	(9)	217,497
						3,854	(10)	121,748
						6,316	(11)	199,522
						9,233	(12)	291,670
									17,658	(13)	557,816
									10,115	(14)	319,533
									15,389	(15)	486,139

Stergios Theologides	35,980		18.76	5/31/2020
	18,792		17.24	3/15/2021
	16,935	8,468	15.50	3/1/2022	(6)
	`	12,139	25.95	2/26/2023	(7)
		9,695	32.49	3/2/2024	(8)

975	(16)	30,800
4,463	(9)	140,986
2,698	(10)	85,230
4,420	(11)	139,628
4,847	(12)	153,117
			5,997	(13)	189,445
			7,081	(14)	223,689
			8,079	(15)	255,216

(1)
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation, all outstanding stock option awards granted to Company employees were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.

(2)	The stock options disclosed in this table have a ten-year life. As of December 31, 2014, all stock options were fully vested with the exception of stock options granted in 2012, 2013 and 2014.

(3)
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation, all unvested RSUs granted to Company employees were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.

(4)	Represents the value of unvested RSUs based on our closing stock price on December 31, 2014 of $31.59.

(5)
These amounts represent stock options to purchase shares of our common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with our acquisition of the publicly-traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.

(6)	These stock options were granted on March 2, 2012 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(7)	These stock options were granted on February 27, 2013 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(8)	These stock options were granted on March 3, 2014 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(9)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 2, 2012 and, with respect to Mr. Nallathambi only, on March 20, 2012, and were subject to (i) the achievement of adjusted net income of $25 million for 2012 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $25 million performance measure for 2012.

(10)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on February 27, 2013 which were subject to (i) the achievement of adjusted net income of $50 million for 2013 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2013.

(11)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on February 27, 2013 and vest based upon our achievement of certain performance measures in 2013 and continued employment through December 31, 2015. The amount set forth in this column represents the actual number of units that are subject to the two-year time vesting requirement based on our achievement of adjusted EPS in 2013.

(12)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 3, 2014 which were subject to (i) the achievement of adjusted net income of $50 million for 2014 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2014.

(13)
These PBRSUs were granted on June 1, 2010 and vest based upon our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs will vest from 0% to 100% of target over a 5-year performance period depending on adjusted EBITDA per share results, as adjusted for certain predetermined items.

(14)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on February 27, 2013 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2013, 2014 and 2015).

(15)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 3, 2014 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2014, 2015 and 2016). See Compensation Discussion and Analysis - Long-Term Incentives above for detailed discussion.

(16)
These RSUs were granted on March 3, 2010 with respect to Mr. Sando and on March 22, 2010 with respect to Mr. Theologides and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent of $0.22 per share of common stock through June 1, 2010.

OPTION EXERCISES AND STOCK VESTED FOR 2014
The following table sets forth information concerning value realized by each of the NEOs upon exercise of stock options and vesting of other stock awards during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)(3)
Anand Nallathambi	52,515	634,381	327,373	10,456,766
Frank D. Martell	—	—	135,878	4,338,100
Barry M. Sando	136,843	1,694,369	102,486	3,298,416
Stergios Theologides	—	—	43,601	1,393,329

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)
Includes shares that were distributed on January 2, 2015 under the 2012 PBRSU awards that were granted to the NEOs on March 2, 2012 and, with respect to Mr. Nallathambi only, on March 20, 2012, and vested based upon our achievement of certain performance measures in 2012 and continued employment through December 31, 2014.

(3)	Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.

PENSION BENEFITS FOR 2014
The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the NEOs who participate in a pension plan, computed as of December 31, 2014. The amounts disclosed are based upon benefits provided to the NEOs under our Pension Restoration Plan (“Pension Restoration Plan”) and our Executive Supplemental Benefit Plan. Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, we maintained a pension plan, which was assumed by FAFC in connection with the Separation. Messrs. Martell and Theologides were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Plan and therefore they are not included in the following table.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Anand Nallathambi	Executive Supplemental Benefit Plan	23	3,620,121	—
Barry M. Sando	Executive Supplemental Benefit Plan	23	4,998,334	—
	Pension Restoration Plan	22	105,232	—
______________________

(1)
Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant's deemed participation date under the plan and December 31, 2014.

(2)
The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 4.98%, pre- and post-retirement mortality per RP-2014 Table for Employees and Healthy Annuitants with Fully Generational Scale MP-2014, benefit is payable as a single life annuity.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 3.85% post-retirement mortality per RP-2014 Healthy Annuitants Table with generational projection based on Scale MP-2014 benefit is payable as a 50% joint and survivor annuity.

Pension Restoration Plan
During 1996, we adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under our tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through “normal retirement age.” “Normal retirement age” is defined as the later of the employee's attainment of age 65 or three years of service with us. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by us which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.
Effective January 1, 2009, to comply with Section 409A of the Code, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant's separation from service or six months following a participant's separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with us may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant's normal retirement date. Mr. Sando is the only named executive officer who participates in the Pension Restoration Plan, and he became eligible for early retirement but not normal retirement at December 31, 2014.
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation ("FAFC"), the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. We remain responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.
Executive Supplemental Benefit Plan
The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs).
Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.
To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of us or one of our subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change in control” (as defined in the plan) of us, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.
The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with us, either during their employment with or following their departure , forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of our trade secrets, confidential or proprietary information and solicitation of our customers.

To reduce the costs of the plan to us, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with us and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by our incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.
In connection with the Separation, we transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, we remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to our employees and former employees who were not transferred to FAFC. We maintain the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for our employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.
Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended to, among other things: (i) close the Plan to new participants; (ii) freeze the average pay calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant's designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant's beneficiary is someone other than the participant's spouse or domestic partner, for a maximum of twenty years; and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant's service at December 31, 2010 and the denominator of which is the participant's service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.
In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.
As of December 31, 2014, there remain five active employees, including Messrs. Nallathambi and Sando, who participate in the plan. The plan is closed to new participants. As of December 31, 2014, Mr. Sando is the only named executive officer who is eligible for early retirement and none of the NEOs are eligible for normal retirement. The plan is unfunded and unsecured. We have previously purchased insurance, of which we are the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of our costs incurred with respect to the plan.

NONQUALIFIED DEFERRED COMPENSATION FOR 2014
As reflected in the following table, certain of our NEOs have elected to participate in our Deferred Compensation Plan (the “Deferred Compensation Plan”).

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Anand Nallathambi	80,000	33,607	243,396	—	1,524,752
Frank D. Martell	—	22,402	591	—	284,652
Barry M. Sando	12,050	16,129	115,759	—	761,310
Stergios Theologides	33,300	78,004	63,318	—	582,400
     ______

(1)	All contributions presented are reported in the 2014 Summary Compensation Table under “Salary,” “Non-Equity Incentive Plan Compensation” or "All Other Compensation" for 2014.

(2)
Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the 2014 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(3)
To the extent the executive officers were NEOs in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior salary and non-equity incentive plan compensation deferrals or Company contributions were previously reported as compensation to the NEO in our Summary Compensation Table as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation" in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected on prior period Summary Compensation Tables.

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. We maintain a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon separation from service or death. Subject to the terms and conditions of the plan, participants may also elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.
Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.
For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant's first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. We pay a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.
The Deferred Compensation Plan was amended in 2010 to provide for (i) Company contributions to the plan in the form of 401(k) restoration contributions and (ii) Company discretionary retirement savings contributions to a limited number of senior officers who were not eligible to participate in the Executive Supplemental Benefit Plan. The amount of our 401(k) restorations contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the 401(k) Plan if the participants' deferrals under the Deferred Compensation Plan were instead made under the 401(k) Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the 401(k) Plan. The discretionary retirement savings contribution for Mr. Theologides vests five years following contribution. There are no other vesting limitations in the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables describe payments and other benefits that would be provided to certain of our NEOs under the specified circumstances upon a change in control of us or their termination, assuming a termination or change in control occurred on December 31, 2014. For further discussion, see Compensation Discussion and Analysis - Change in Control Agreements above.

Anand Nallathambi
Potential Payments upon Termination or Change in Control
		Involuntary Termination		Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause/ Good Reason		With Termination for Good Reason/Without Cause		Death		Disability
Compensation:
Severance	—	—	3,600,000	(2)	5,400,000	(3)	—		—
Bonus	—	—	1,000,000	(4)	1,000,000	(5)	—		—
Accelerated Vesting - Options(6)	—	—	—		1,290,728		1,290,728		1,290,728
Accelerated Vesting - RSU (7)	—	—	2,242,227		2,242,227		2,242,227		2,242,227
Accelerated Vesting - PBRSU(8)	—	—	—		4,498,511		4,498,511		4,498,511
Deferred Compensation Plan (9)	1,524,752	1,524,752	1,524,752		1,524,752		1,524,752		1,524,752
Enhanced Executive Supplemental Benefit Plan(10)	—	—	—		6,142,609	(11)	1,971,703	(12)	3,241,058	(13)
Benefit Continuation	—	—	41,268	(14)	42,292	(15)	—		—
Total:	1,524,752	1,524,752	8,408,247		22,141,119		11,527,921		12,797,276
__________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Nallathambi's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Nallathambi in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Nallathambi's base salary in effect immediately prior to the date of termination by us and three times Mr. Nallathambi's target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for fiscal year 2014. Mr. Nallathambi's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end, and is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for the year of termination. Mr. Nallathambi's agreement provides for the payment of the target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Nallathambi held a total of 132,027 unvested stock options with exercise prices less than $31.59, the closing stock price on December 31, 2014, and the amount shown represents the difference between $31.59 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2014 of $31.59. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Nallathambi signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2014 of $31.59. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2014 based on Mr. Nallathambi's salary deferral election and 401(k) restoration contributions.

(10)
“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 3.85% post-retirement mortality per RP-2014 Healthy Annuitants Table with generational projection based on Scale MP-2014. Upon an involuntary termination without cause after a change in control of us, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provisions of the plan in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 3.85% post-retirement mortality per RP-2014 Healthy Annuitants Table with generational projection based on Scale MP-2014 deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Nallathambi becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Frank D. Martell
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		With Termination for Good Reason/Without Cause		Death	Disability
Compensation:
Severance	—	—	2,925,000	(2)	2,925,000	(3)	—	—
Bonus	—	—	812,500	(4)	812,500	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		486,004		486,004	486,004
Accelerated Vesting - RSU (7)	—	—	750,736		750,736		750,736	750,736
Accelerated Vesting - PBRSU (8)	—	—	—		1,204,274		1,204,274	1,204,274
Deferred Compensation (9)	284,652	284,652	284,652		284,652		284,652	284,652
Benefit Continuation	—	—	41,268	(10)	28,194	(11)	—	—
Total:	284,652	284,652	4,814,156		6,491,360		2,725,666	2,725,666
__________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Martell in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Martell's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Martell in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Martell's base salary in effect immediately prior to the date of termination by us and two times Mr. Martell's target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for fiscal year 2014. Mr. Martell's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for the year of termination. Mr. Martell's agreement provides for the payment of the target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Martell held a total of 46,724 unvested stock options with exercise prices less than $31.59, the closing stock price on December 31, 2014, and the amount shown represents the difference between $31.59 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2014 of $31.59. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Martell signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2014 of $31.59. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2014 based on Mr. Martell's salary deferral election and 401(k) restoration contributions.

(10)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		With Termination for Good Reason/Without Cause		Death		Disability
Compensation:
Severance	—	—	2,000,000	(2)	3,000,000	(3)	—		—
Bonus	—	—	500,000	(4)	500,000	(5)	—		—
Accelerated Vesting - Options (6)	—	—	—		331,366		331,366		331,366
Accelerated Vesting - RSU (7)	761,824	—	113,124		874,948		874,948		874,948
Accelerated Vesting - PBRSU(8)	—	—	—		1,221,554		1,221,554		1,221,554
Deferred Compensation Plan (9)	761,310	—	761,310		761,310		761,310		761,310
Vested Pension Restoration Plan	99,922	99,922	99,922		99,922		99,922		99,922
Vested Executive Supplemental Benefit Plan (10)	4,200,340	—	4,200,340		7,200,254	(11)	2,550,484	(12)	4,200,340	(13)
Benefit Continuation	—	—	41,268	(14)	42,292	(15)	—		—
Total:	5,823,396	99,922	7,715,964		14,031,646		5,839,584		7,489,440
_______________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Sando's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Sando in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Sando's base salary in effect immediately prior to the date of termination by us and three times Mr. Sando's target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for fiscal year 2014. Mr. Sando's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for the year of termination. Mr. Sando's agreement provides for the payment of the target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Sando held a total of 31,857 stock options with an exercise price of less than $31.59, the closing stock price on December 31, 2014, and the amount shown represents the difference between $31.59 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on our closing stock price on December 31, 2014 of $31.59. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Sando signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2014 based on Mr. Sando's salary deferral election and 401(k) restoration contributions.

(10)	“Executive Supplemental Benefit Plan” represents current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 3.85% post-retirement mortality per RP-2014 Healthy Annuitants Table with generational projection based on Scale MP-2014. Upon an involuntary termination without cause after a change in control of us, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 3.85% post-retirement mortality per RP-2014 Healthy Annuitants Table with generational projection based on Scale MP-2014 deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Sando becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Stergios Theologides
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		With Termination for Good Reason/Without Cause		Death	Disability
Compensation:
Severance	—	—	630,000	(2)	1,260,000	(3)	—	—
Bonus	—	—	280,000	(4)	280,000	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		204,714		204,714	204,714
Accelerated Vesting - RSU (7)	—	—	401,098		410,133		410,133	410,133
Accelerated Vesting - PBRSU (8)	—	—	—		669,487		669,487	669,487
Deferred Compensation Plan (9)	146,698	146,698	146,698		582,400		582,400	582,400
Benefit Continuation	—	—	19,517	(10)	31,125	(11)	—	—
Total:	146,698	146,698	1,477,313		3,437,859		1,866,734	1,866,734
______________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Theologides in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to one times the sum of (i) Mr. Theologides' annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Theologides in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/12 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/12 of the Severance Benefit paid each month until the month which is 12 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Theologides' base salary in effect immediately prior to the date of termination by us and two times Mr. Theologides' target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for fiscal year 2014. Mr. Theologides' agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for the year of termination. Mr. Theologides' agreement provides for the payment of the target annual cash bonus established for fiscal year 2014. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Theologides held a total of 20,607 unvested stock options with an exercise price of less than $31.59, the closing stock price on December 31, 2014, and the amount shown represents the difference between $31.59 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on the Company's closing stock price on December 31, 2014 of $31.59. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Theologides signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2014 of $31.59. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)	Represents contributions by Mr. Theologides and by us on behalf of Mr. Theologides into the Deferred Compensation Plan.

(10)
Represents the cost of COBRA coverage for 12 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Theologides becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

DIRECTOR COMPENSATION FOR 2014
The following table sets forth certain information concerning the compensation of our directors other than Mr. Nallathambi for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
J. David Chatham	103,424	117,770	221,194
Douglas C. Curling	80,000	117,770	197,770
John C. Dorman	76,685	117,770	194,455
Paul F. Folino	140,968	117,770	258,738
Thomas C. O'Brien	95,000	117,770	212,770
D. Van Skilling (3)	115,218	117,770	232,988
Jaynie Miller Studenmund	75,000	117,770	192,770
David F. Walker	105,000	117,770	222,770
Mary Lee Widener	75,000	117,770	192,770
___________

(1)
The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2014, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We value the RSUs as of the grant date by multiplying the closing price of our common stock on the date by that number of RSUs awarded. The stock awards were granted to each director on May 1, 2014.

(2)	The aggregate numbers of RSUs and stock options held by each current director other than Mr. Nallathambi as of December 31, 2014 were as follows:

Name	Restricted Stock Unit Awards (#)	Option Awards (#)
J. David Chatham	4,395	8,752
Douglas C. Curling	4,395	—
John C. Dorman	4,395	—
Paul F. Folino	4,395	—
Thomas C. O'Brien	4,395	—
Jaynie Miller Studenmund	4,395	—
David F. Walker	4,395	—
Mary Lee Widener	4,395	—

(3)	Mr. Skilling retired from our Board immediately prior to the 2014 annual meeting of stockholders.

Director Compensation
The Compensation Committee reviews and recommends to the Board the form and level of director compensation. Steven Hall, the Committee's independent compensation consultant, advises on the compensation of our directors. As described in the Compensation Discussion and Analysis, Steven Hall generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. During 2014, as part of its engagement with the Committee, Steven Hall:

•	provided advice on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

•	reviewed director compensation;

•	analyzed pay survey data; and

•
provided advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) long-term incentive awards.

The following table describes the components of the non-employee director compensation program in effect during 2014 and the compensation program that commenced effective January 1, 2015:

Compensation Element	2014	2015 (6)
Annual Retainer -- Non-Executive Director (1)	$65,000	$70,000
Annual Equity Compensation -- RSUs (2)	$125,000	$135,000
Annual Retainer -- Non-Executive Board Chairman	$100,000	$100,000
Annual Retainer -- Committee Chairs (1)
Audit Committee	$25,000	$25,000
Compensation Committee	$20,000	$20,000
Nominating and Corporate Governance Committee	$10,000	$15,000
Acquisition Committee (3)	$--	$12,500
Annual Retainer -- Committee Members (1)
Audit Committee	$10,000	$12,500
Compensation Committee	$10,000	$10,000
Nominating and Corporate Governance Committee	$10,000	$7,500
Acquisition Committee (3)	$5,000	$5,000
Fee for attendance of Board and Committee Meetings in Excess of Designated Number (4)	$2,000	$2,000
Director Stock Ownership Guidelines (5)	Ownership of Common Stock and unvested restricted stock units (RSUs) with a value equivalent to five times the Non-Executive Director annual retainer ($325,000)	Ownership of Common Stock and unvested restricted stock units (RSUs) with a value equivalent to five times the Non-Executive Director annual retainer ($350,000)

(1)	Paid in cash in equal quarterly installments. Paid pro rata for directors joining the Board after the payment date.

(2)
The award is granted and priced on the day of our annual meeting or, in the event of an out-of-cycle annual meeting such earlier date as may be approved by the Board, and vest on the first anniversary of the grant date. Vesting of the award will accelerate upon retirement from the Board subject to approval by the Compensation Committee.

(3)	In March 2015, the Board changed the name of this committee to the Acquisition and Strategic Planning Committee.

(4)
Meeting fees paid only for meetings in excess of eight meetings of the Board, Audit and Compensation committees, and in excess of four meetings of the Nominating and Corporate Governance and Acquisition committees. Fees are paid in cash in connection with each such additional meeting.

(5)
The Board has established a stock ownership guideline for directors whereby directors are expected to own at least five times their annual cash retainer in Company common stock. Shares owned directly by the director and unvested RSUs issued to directors are included for purposes of meeting the guideline. Directors have five years to satisfy the guideline, measured from commencement of their service.

(6)
In March 2015, the Board created an insurance strategy subcommittee to the Acquisition Committee and a talent development subcommittee to the Compensation Committee. The annual retainer for each subcommittee will be $12,500.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC require our officers and directors, and persons who beneficially own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent beneficial owners are required by the SEC's rules to furnish us with copies of all such forms they file with the SEC.
Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all such filing requirements during fiscal 2014. We note that Forms 4 filed for two of our Section 16 officers in March 2015 included updated holding information resulting from erroneously reported withholding for tax purposes.

QUESTIONS AND ANSWERS ABOUT VOTING

Why have I been sent a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
What proposals will be voted on at the Annual Meeting?

1.	The election of the nine persons named in this proxy statement to serve on the Board until the next annual meeting and until their successors are duly elected and qualified;

2.	The approval, on an advisory basis, of the compensation of our named executive officers;

3.	The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Our management and the Board are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c)(1) promulgated under the Exchange Act. Without limiting our ability to apply the advance notice provisions in our Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.
Who may attend the Annual Meeting?
Only our stockholders and their invited guests may attend the Annual Meeting. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership—for example, a copy of a brokerage statement showing your share ownership—and proof of identification. Additional documentation is required to vote your shares at the Annual Meeting if you hold your shares through a broker, bank or other nominee. See “How can I vote my shares in person at the Annual Meeting?” below for more information.
Who is entitled to vote?
Stockholders of record as of the close of business on March 2, 2015, the record date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the Annual Meeting.
Who is a stockholder of record?
A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.
How can I vote my shares in person at the Annual Meeting?
If you hold shares as a stockholder of record, you have the right to vote those shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting or, if you received a printed set of the proxy materials by mail, by submitting at the Annual Meeting the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of shares, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting using the ballot provided at the meeting. Please note that participants in our 401(k) Savings Plan (the "401(k) Plan") may not vote their plan shares in person at the Annual Meeting. See "How are my shares in the Company's 401(k) Plan voted?" below for more information.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How many shares are entitled to vote at the Annual Meeting?
As of the record date, 89,799,458 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of CoreLogic common stock, excluding treasury shares, is entitled to one vote on each of the nine director nominees and on each other proposal to be voted on at the Annual Meeting.
How many directors can I vote for?
Nine. At the Annual Meeting, stockholders may vote for the election to our Board of up to nine nominees for director.
Who are the director nominees?
The nine director nominees are:

J. David Chatham	Thomas C. O'Brien
Douglas C. Curling	Jaynie Miller Studenmund
John C. Dorman	David F. Walker
Paul F. Folino	Mary Lee Widener
Anand Nallathambi
What is the voting requirement to approve each of the proposals?
Proposal 1 - Election of Directors: Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected at the Annual Meeting, our Bylaws provide that each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast with respect to such director nominee's election. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.
Proposal 2 - Approval, on an Advisory Basis, of the Compensation of our NEOs: Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.
Proposal 3 - Ratification of the Selection of PwC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015: The selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015 will be ratified if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is received.
If you hold your shares in "street name" through a broker, bank or other nominee and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute broker non-votes and may not be counted in determining the outcome of certain matters (see “What is a 'broker non-vote' and how is it treated?” below).

How do I vote?
If you are a stockholder of record, you may vote on matters that properly come before the Annual Meeting in one of four ways:
You may vote over the Internet.
You do this by following the instructions provided either in the Notice or on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy over the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.
You may vote by mail.
If you received a printed set of the proxy materials, you do this by signing and dating the proxy card accompanying the proxy statement and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
You may vote by telephone.
You do this by following the instructions provided on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.
You may vote in person at the Annual Meeting.
You can vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting.

If you hold your shares in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting. If you shares are held in “street name,” you may also attend the Annual Meeting and vote your shares in person, provided that you request and receive, prior to the Annual Meeting, a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting and present the legal proxy at the meeting prior to voting. If your shares are held through the 401(k) Plan, please see “How are my shares in the Company’s 401(k) Plan voted?" below.
How are my shares in the Company's 401(k) Plan voted?
For those stockholders who hold shares pursuant to the 401(k) Plan, Fidelity Management Trust Company (“Fidelity”) acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants by April 23, 2015 at 5:00 p.m., Eastern time, will be voted in the same proportion as are the shares for which directions are received by that time.
How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?
Anand Nallathambi, President and Chief Executive Officer, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by our Board.
Can I change my vote or revoke my proxy?
You have the power to change or revoke your proxy at any time before the polls close at the Annual Meeting. Only your latest-dated proxy counts. You may do this by:

•	submitting an authorized proxy bearing a later date using one of the alternatives described above under “How do I vote?”;

•
if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement; or

•
voting in person at the Annual Meeting, provided that if your shares are held in “street name” (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Who will count the votes?
A representative of Alliance Advisors, LLC ("Alliance Advisors") will serve as inspector of elections and will tabulate the votes cast at the Annual Meeting and certify the results.
How can I obtain an additional proxy card?
If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, please contact our proxy solicitor, Alliance Advisors, toll-free at 1-855-325-6671. If you are a beneficial owner of shares held indirectly through a broker, bank or other nominee, please contact your account representative at that organization.
What constitutes a “quorum?”
A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. Holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.
What is a “broker non-vote” and how is it treated?
If you are a beneficial owner of shares held in "street name" by a broker and you do not submit voting instructions to your broker, your broker may vote your shares at the Annual Meeting only on "routine matters" (as defined by NYSE rules) on which it has discretion to vote. The NYSE currently considers only the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015 to be a "routine matter." The following proposals are considered "non-routine matters" under the NYSE rules:

•	the election to the Board of the nine director nominees named in this proxy statement; and

•	the proposal to approve, on an advisory basis, the compensation of our NEOs.

Accordingly, if your shares are held in "street name" and your broker has not received voting instructions from you, your broker may exercise its discretion to vote your shares on the proposal to ratify the selection of PwC as our independent registered public accounting firm, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be treated as present and entitled to vote at the Annual Meeting for purposes of establishing the presence or absence of a quorum and voted on the proposal to ratify the selection of PwC in the manner directed by the broker, but will constitute "broker non-votes" on each of the other proposals at the Annual Meeting. These broker non-votes will not be counted in determining the outcome of any of the other proposals.
How are abstentions treated?
For the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. If you elect to “ABSTAIN” from the election of directors, the abstention will not have any effect on the election of directors. In determining the voting results for the election of directors, only “FOR” and “AGAINST” votes count.
For purposes of the proposals regarding the vote to approve, on an advisory basis, the compensation of our named executive officers and to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015, abstentions are treated as present and entitled to vote. Therefore, with respect to determining whether these two proposals are approved, abstentions have the effect of votes “AGAINST” the proposal.
What percentage of stock do the directors and executive officers own?
As of the record date, our directors and executive officers owned approximately two percent of our shares of common stock in the aggregate that are entitled to vote at the Annual Meeting.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?
We will pay the costs associated with the preparation, assembly and mailing of the Notice, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers, banks and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock. In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. The Board may also solicit stockholders by telephone, through press releases issued by us, advertisements in periodicals or postings on our website at www.corelogic.com. We have also retained Alliance Advisors to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $19,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Alliance Advisors against certain liabilities arising out of or in connection with the engagement.
How will solicitors contact me?
People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered.  If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials, including our 2014 Annual Report, for the Annual Meeting or for our future meetings of stockholders, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to:
ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671
If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee directly if you have questions, require additional copies of the proxy materials, or wish to request single or multiple copies of the proxy materials in the future.
Does our Board have any recommendations with respect to the listed proposals?
Our Board recommends you vote “FOR”: (1) the Board's nine nominees for director; (2) the approval, on an advisory basis, of the compensation of our named executive officers; and (3) the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results as soon as possible after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file with the SEC a Current Report on Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amendment to that Form 8-K to disclose the final voting results.
Whom can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?
Please contact Alliance Advisors, the firm assisting the Board in the solicitation of proxies, at:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671

STOCKHOLDER PROPOSALS
Requirements for Director Nominations and Stockholder Proposals to be Brought Before an Annual Meeting. In order for a director nomination or a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to our Secretary. A stockholder's notice to our Secretary shall set forth certain information concerning the stockholder and each director nomination or proposal, as specified in Section 2.10 of our Bylaws, and must comply with the other requirements specified in Section 2.10 of our Bylaws. To be timely for the 2016 annual meeting, the notice must be delivered or mailed to and received by our Secretary between December 30, 2015 and January 29, 2016.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2016 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. The proposal must be received by us at our principal executive offices not later than November 19, 2015 in order to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders.

GENERAL INFORMATION
We will, upon the written request of any stockholder on the record date for the Annual Meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2014 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the General Counsel at our address indicated on the first page of this proxy statement.
The Board is not aware of any matters to come before the Annual Meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.
By Order of the Board of Directors

Stergios Theologides
Senior Vice President, General Counsel and Secretary
Irvine, California
March 18, 2015

CORPORATE SOCIAL RESPONSIBILITY

CoreLogic is proud to give back to the communities in which we live and do business. Not only does being a good corporate citizen promote positive awareness of CoreLogic, but it serves to inspire and create an inclusive culture for our employees. Our outreach initiatives focus on accomplishing clear community goals, including:

Sharing financial knowledge
Financial literacy education in our school systems and communities plants the seeds for financial dignity, comprehension and independence. Our people and partners provide training and educational seminars that support financial security.

Supporting housing initiatives
From transitional housing to homelessness and foreclosure reduction efforts, CoreLogic supports housing development that focuses on the needs and circumstances of every person and family.

Promoting community reinvestment through research
With access to information, citizens, community leaders and developers can make more informed decisions about the direction of their neighborhood. From assessing the impact of changes to the economy to measuring underbanked populations, we provide funds and data resources for community research.

Community Partners
Operation HOPE’s Mission is to expand economic opportunity in underserved communities through economic education and empowerment. Operation HOPE improves the economic quality of life for individuals, families and communities through a broad array of programs and services at local, national, and worldwide levels.

HOPE Financial Literacy Empowerment Centers. Our financial advisors help clients buy new homes, battle foreclosure, open businesses, and improve their credit—all for free.

Banking on Our Future. Our volunteers teach kids in impoverished communities worldwide how to get ahead—through financial literacy education and entrepreneurship.
HOPE Coalition America. We help clients recover financially from natural disasters and other emergencies by providing financial guidance to victims — such as assisting after Hurricane Katrina and establishing a presence in Haiti after the 2010 earthquake.
Mortgage HOPE Crisis Hotline. We offer a free hotline service connecting individuals with counselors that are ready to assist those in danger of losing their home. Our counselors have helped thousands nationwide resolve challenging mortgage problems.

HOPE Global Initiatives. We are expanding our services worldwide, marshaling local volunteers to improve the quality of life in developing countries through economic empowerment.

HOPE Advisors. With years of experience in financial literacy education and empowerment, we are able to provide the banking industry and communities throughout the world a blueprint for creating traditional banking customers.

40 PACIFICA
SUITE 900
ARTESIA
FWY
SAN ANA FWY
ORANGE FWY
RIVERSIDE
FWY
GARDEN
GROVE
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COSTA MESA FWY
JAMBOREE RD
BRISTOL ST
MAIN ST
BEACH BLVD
MACARTHUR
RD
John
Wayne
Airport
SAN DIEGO FWY
JAMBOREE
SAN JOAQUIN HILLS
TRANS CORR
LAGUNA
CYN
COAST HWY
ALTON
PKWY
GATEWAY
ENTERPRISE
SPECTRUM
IRVINE CTR DR
MERIDIAN
PACIFICA
Irvine Spectrum
Center
FORTUNE
ENTERPRISE

From San Diego: Take I-5 north, transition to I-405 north. Exit Irvine Center Dr., keep to the left at the fork in the ramp. Turn left from the center lane on Enterprise, then turn right onto Irvine Center Dr. Take the first left onto Pacifica. Take the first left at the driveway between the two buildings.

From Los Angeles: Take I-5 south, exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

From Riverside: Take 91 west, transition to 55 south towards Newport Beach. Merge onto I-5 south towards San Diego. Take the exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

When you arrive, take a ticket and proceed into the parking garage. CoreLogic visitors parking is to the right.

29-PROXY2015-0515-00

CoreLogic®

40 Pacifica, Ste. 900
Irvine, CA 92618

corelogic.com

NYSE: CLGX

29-PROXY2015-0515-00

© 2015 CoreLogic, Inc. All rights reserved.

CoreLogic

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2015, 2:00 p.m. Pacific Time
This proxy is solicited by CoreLogic's Board of Directors.

The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Anand Nallathambi and Stergios Theologides, and each of them, as proxies for the undersigned, with power to act without the other and with power to each of substitution, and hereby authorize(s) them to attend the annual meeting of the stockholders of said corporation to be held April 28, 2015, at 2:00 p.m. Pacific Time, at the executive offices of CoreLogic, Inc., 40 Pacifica, Irvine, California 92618, and any postponements or adjournments thereof, and to vote all of the shares of common stock of CoreLogic, Inc. that the undersigned is/are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any postponements or adjournments thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED "FOR" ALL THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 and 3.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

Continued and to be signed and dated on reverse side

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 28, 2015.
The Notice of Annual Meeting and Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://www.viewproxy.com/corelogic/2015**

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR All Nominees in Proposal 1 and FOR Proposals 2 and 3.

Please mark your votes like this ☒

1. Election of directors:

	FOR	AGAINST	ABSTAIN
01 J. David Chatham	☐	☐	☐
02 Douglas C. Curling	☐	☐	☐
03 John C. Dorman	☐	☐	☐
04 Paul F. Folino	☐	☐	☐
05 Anand Nallathambi	☐	☐	☐
06 Thomas C. O'Brien	☐	☐	☐
07 Jaynie Miller Studenmund	☐	☐	☐
08 David F. Walker	☐	☐	☐
09 Mary Lee Widener	☐	☐	☐

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

I plan on attending the meeting ☐

Please sign exactly as your name(s) appears on this proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy card.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on April 27, 2015.

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.